Exhibit 99.2

FINANCIAL STATEMENTS OF LUMMUS GLOBAL

REPORT OF INDEPENDENT AUDITORS

Board of Directors
ABB Ltd.

We have audited the accompanying combined balance sheets of ABB Lummus Global (the “Company”) as of December 31, 2006, 2005 and 2004, and the related combined statements of operations, cash flows and changes in parent investment (deficit) for each of the three years in the period ended December 31, 2006. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of ABB Lummus Global at December 31, 2006, 2005 and 2004, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

As discussed in Notes 2 and 20 to the combined financial statements, effective December 31, 2006, the Company adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.

/s/  Ernst & Young LLP

New York, New York
June 1, 2007

ABB Lummus Global

Combined Statements of Operations

	Year Ended December 31
	2006	2005	2004
	(U.S. $ in thousands)

Revenues	$988,362	$1,087,788	$1,279,589
Cost of sales	(931,662)	(947,771)	(1,139,721)

Gross profit	56,700	140,017	139,868
Selling, general and administrative expenses	(102,374)	(88,477)	(85,983)
Depreciation and amortization expense	(10,815)	(12,040)	(13,104)
Earnings of investees accounted for by the equity method	11,731	12,885	10,477
Asbestos income (expense)	2,373	—	(33,000)
Other income (expense), net	(1,210)	(508)	(9,618)

(Loss) income before interest income, interest expense, income taxes and minority interests	(43,595)	51,877	8,640
Interest income	5,947	4,894	4,102
Interest expense	(37,067)	(31,431)	(24,604)

(Loss) income before income taxes and minority interests	(74,715)	25,340	(11,862)
Provision for income taxes	(4,638)	(18,101)	(26,847)
Minority interests	(620)	(2,247)	(1,281)

Net (loss) income	$(79,973)	$4,992	$(39,990)

See accompanying notes to combined financial statements.

§§ABB Lummus Global

Combined Balance Sheets

	December 31
	2006	2005	2004
	(U.S. $ in thousands)

ASSETS
Cash and cash equivalents	$50,713	$68,284	$91,164
Trade receivables, net:
Third party	197,833	189,926	197,284
Affiliates	334	512	701
Accounts receivable, other:
Third party	32,886	51,557	84,200
Affiliates	189,065	80,308	83,380
Costs and estimated earnings in excess of billings on uncompleted contracts	451,427	441,859	445,434
Other current assets	20,141	17,426	56,024

Total current assets	942,399	849,872	958,187
Investments	91,556	79,749	70,475
Property, plant and equipment, net	10,198	11,822	16,306
Goodwill	211,395	196,292	216,411
Other intangible assets, net	21,838	26,252	38,492
Deferred tax assets	9,090	6,508	1,761
Other noncurrent assets	17,333	43,374	61,451

Total assets	$1,303,809	$1,213,869	$1,363,083

LIABILITIES AND PARENT INVESTMENT (DEFICIT)
Short-term borrowings:
Third party	$128	$17	$8,668
Affiliates	536,390	505,178	356,965
Accounts payable:
Third party	115,427	126,060	283,834
Affiliates	2,789	1,695	2,474
Billings in excess of costs and estimated earnings on uncompleted contracts	172,362	109,059	164,941
Provisions and accrued liabilities	154,029	136,332	115,138
Asbestos obligations	3,633	43,450	46,981
Other current liabilities	447,683	358,869	437,420

Total current liabilities	1,432,441	1,280,660	1,416,421
Long-term borrowings	140	8	14
Pensions and other employee benefits	77,097	54,237	52,744
Asbestos obligations	25,300	—	—
Deferred tax liabilities	6,411	12,348	4,512
Other noncurrent liabilities	11,299	11,876	12,621

Total liabilities	1,552,688	1,359,129	1,486,312
Commitments and contingencies
Minority interests	15,582	15,384	13,166
Parent investment (deficit)	(264,461)	(160,644)	(136,395)

Total liabilities and parent investment (deficit)	$1,303,809	$1,213,869	$1,363,083

See accompanying notes to combined financial statements.

ABB Lummus Global

Combined Statements of Cash Flows

	Year Ended December 31
	2006	2005	2004
	(US $ in thousands)

Cash flows from operating activities:
Net (loss) income	$(79,973)	$4,992	$(39,990)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,815	12,040	13,104
Impairment of long lived assets	—	—	714
Gain on sale of intellectual property rights	—	(4,600)	—
Loss from dispositions	151	304	512
Asbestos (income) provision	(2,373)	—	33,000
Deferred income taxes	(8,615)	5,680	977
Earnings of investees accounted for by the equity method, net of dividends received	(11,731)	(228)	695
Changes in operating assets and liabilities:
Decrease in accounts receivable	8,154	17,501	14,221
(Decrease) in costs and estimated earnings in excess of billings	(2,185)	(44,502)	(11,592)
(Decrease) in accounts payable	(12,585)	(106,577)	(169,877)
Decrease in asbestos liabilities	(12,144)	(3,531)	(131)
Increase (decrease) in billings in excess of costs and estimated billings	72,475	(47,902)	(27,552)
Increase in other operating assets and decrease in other operating liabilities, net	86,035	16,217	235,589

Net cash provided by (used in) operating activities	48,024	(150,606)	49,670

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,695)	(1,118)	(767)
Proceeds from sales of property, plant and equipment	30	45	341
Increase in investments and other assets	—	(9,046)	—
Proceeds from sale of technology	—	4,600	—
Proceeds from sale of business	—	—	3,414
Purchase of business	(1,694)	—	—

Net cash (used in) provided by investing activities	(3,359)	(5,519)	2,988

Cash flows from financing activities:
Net change in debt with affiliates	$31,212	$148,213	$(44,846)
(Increase) decrease in interest bearing receivables with affiliates	(110,311)	4,886	(52,032)
Proceeds (payments) related to third party debt	243	(8,657)	(7,588)
Capital contributions from parent	549	1,165	430

Net cash (used in) provided by financing activities	(78,307)	145,607	(104,036)
Effect of foreign exchange rate changes on cash and cash equivalents	16,071	(12,362)	10,997

Net decrease in cash and cash equivalents	(17,571)	(22,880)	(40,381)
Cash and cash equivalents — beginning of year	68,284	91,164	131,545

Cash and cash equivalents — end of year	$50,713	$68,284	$91,164

Cash paid during the year for:
Interest	$12,323	$29,683	$26,453
Income tax	$13,096	$26,995	$16,840

See accompanying notes to combined financial statements.

ABB Lummus Global

Statements of Changes in Net Parent Investment (Deficit)
Years Ended December 31, 2006, 2005 and 2004

				Total
	Share	Foreign	Minimum	Accumulated
	Capital and	Currency	Pension	Other	Parent
	Accumulated	Translation	Liability	Comprehensive	Investment
	Deficit	Adjustments	Adjustment	Income (Loss)	(Deficit)
	(US $ in thousands)

Balance at January 1, 2004	$(59,025)	$16,390	$(317)	$16,073	$(42,952)
Net loss	(39,990)	—	—	—	(39,990)
Foreign currency translation adjustments	—	(49,499)	—	(49,499)	(49,499)
Minimum pension liabilities	—	—	(4,384)	(4,384)	(4,384)

Comprehensive loss					(93,873)
Parent contributions	430	—	—	—	430

Balance at December 31, 2004	(98,585)	(33,109)	(4,701)	(37,810)	(136,395)
Net income	4,992	—	—	—	4,992
Foreign currency translation adjustments	—	(25,816)	—	(25,816)	(25,816)
Minimum pension liabilities	—	—	(4,590)	(4,590)	(4,590)

Comprehensive loss					(25,414)
Parent contributions	1,165	—	—	—	1,165

Balance at December 31, 2005	(92,428)	(58,925)	(9,291)	(68,216)	(160,644)
Net loss	(79,973)	—	—	—	(79,973)
Foreign currency translation adjustments	—	28,708	—	28,708	28,708
Minimum pension liabilities	—	—	235	235	235

Comprehensive loss					(51,030)
Adoption of SFAS No. 158	—	—	(53,336)	(53,336)	(53,336)
Parent contributions	549	—	—	—	549

Balance at December 31, 2006	$(171,852)	$(30,217)	$(62,392)	$(92,609)	$(264,461)

See accompanying notes to combined financial statements.

ABB Lummus Global

Notes to Combined Financial Statements
(U.S. $ in thousands)

1.	Description of the Business

The accompanying Combined Financial Statements present the historical financial position, results of operations and cash flows of ABB Lummus Global as conducted by ABB Lummus Global Inc. (“Lummus”), ABB Oil & Gas Europe B.V. (“Lummus B.V.”) and their respective subsidiaries (the “Company”) which both are indirectly owned by ABB Ltd. (“ABB” or the “Parent”). The Company’s operations include on/near shore engineering, procurement, construction and technology operations and are part of ABB’s Oil, Gas and Petrochemical business (“OGP”).

OGP supplies a comprehensive range of products and services to the global oil, gas and petrochemical industries, including the design and supply of production facilities, refineries and petrochemical plants.

The oil, gas and petrochemical industry is typically divided into two markets:

•	Upstream markets: Equipment, systems and services for onshore and offshore oil and gas exploration and production

•	Downstream markets: Processing of hydrocarbon raw material using refineries, petrochemical and chemical plants, gas processing and pipelines.

The Company is focused mainly in the downstream business and generates its revenues through its segments of engineering, procurement and construction services and project management services (“EPC”) and engineering services and the licensing of technology (“PT”) to the refining and petrochemical industries. The Company transacts business and operates internationally with customers principally based in the United States of America, the Netherlands, the Czech Republic, Germany, Russia, Algeria, United Arab Emirates, China and Brazil.

The accompanying Combined Financial Statements were prepared in connection with the anticipated disposition of the Company. Net borrowings due to ABB will be settled as stipulated in the sale and purchase agreement between ABB and the buyer. A significant portion of affiliated Company debt in the U.S. at December 31, 2006 is subordinated to the Company’s asbestos obligations (see Note 15).

2.	Significant Accounting Policies

Basis of Presentation and Combination

Historically, financial statements have not been prepared for the Company, as the Parent does not account for it separately as a combined entity. The accompanying Combined Financial Statements have been prepared from the historical accounting records of the Parent to present the combined results of operations, financial position, and cash flows of the Company in compliance with the rules and regulations of the Securities and Exchange Commission as required by Rule 3-05 of Regulation S-X. The accompanying Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain corporate expenses, assets and liabilities have been allocated to the Company by ABB based on measures relevant to the items being allocated. The Combined Financial Statements are not necessarily indicative of what the results of operations or financial position of the Company would have been, had the Company been operated as a separate stand-alone entity for the periods presented.

The Combined Financial Statements are presented in thousands of U.S. dollars ($), the reporting currency of the Parent.

Generally, the equity method is used for investment ownership ranging from 20% to 50%. Investment ownership of less than 20% is accounted for at cost. As is common in the industry, the Company executes certain contracts jointly with third parties through unincorporated joint ventures. For these contracts, the Company recognizes its share of joint venture revenues, costs, operating profits, and assets and liabilities in its

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Combined Financial Statements based upon the Company’s relative involvement or control over the venture. Below is a summary of the Company’s unincorporated joint ventures.

				Year of Estimated
		Method of	Percentage	or Actual
Project	Country	Consolidation	Held	Completion

Rio Polimeros	Various	Proportional	50%	2007
BHP Ohanet	The Netherlands	Full Consolidation	50%	2005
Kizomba A	United States	Full Consolidation	50%	2004

All significant transactions among entities within the Company have been eliminated in combination.

Operating Cycle

A portion of the Company’s operating cycle, including long term construction activities, exceeds one year. For classification of current assets and liabilities related to these types of construction activities, the Company elected to use the duration of the contracts as its operating cycle.

Use of Estimates

The preparation of the Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements. Significant estimates for which changes in the near term are considered reasonably possible and that may have a material impact on the Combined Financial Statements are addressed in these notes to the Combined Financial Statements.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with maturities of three months or less at the date of acquisition.

Concentration of Credit Risk

The Company sells a broad range of services to oil, gas and petrochemical customers throughout the world. The risk of uncollectible trade receivables is considered low, as the Company’s customer base is generally major global oil, gas and petrochemical companies. Ongoing credit evaluations of customers’ financial positions are performed and, generally, no collateral is required. See Note 22 for segment, geographic and customer concentrations. The Company believes it maintains adequate reserves for potential losses and such losses have been minimal and approximate management estimates.

Revenue Recognition, Contract Accounting and Provision for Losses

The Company recognizes engineering and construction contract revenues using the percentage-of-completion method. The Company principally uses the cost-to-cost method to measure progress towards completion on contracts. Long term contracts typically extend over a period of several months to five years.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, including estimates for performance risks and warranties. The Company’s contracts occasionally allow customers to withhold a certain portion of the contract price until specific performance requirements are met.

Management expects the majority of related contracts will be completed and substantially all of the billed amounts retained by the customer will be collected within one year of the balance sheet date.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Provisions for warranties are based on specific project evaluations. Anticipated project warranty costs are expensed in proportion to sales recognition on the related contracts.

Bid costs are typically expensed, unless the costs are directly associated with a contract and have a future benefit, in which case they are capitalized as a cost of the contract when it is awarded.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. The Company recorded provisions for loss orders in cost of sales for the years 2006, 2005 and 2004 in the amounts of $125,300, $43,000 and $32,900, respectively.

Amounts in excess of the agreed contract price, including pending change orders and claims, are included in revenue only if it is probable that the claim will result in additional contract revenue and the amount can be reliably estimated. As of December 31, 2006, 2005 and 2004, amounts in excess of the agreed contract price of $27,295, $26,136 and $678, respectively, are included in the Company’s costs and estimated earnings in excess of billings on uncompleted contracts in the Combined Balance Sheets. In addition, as of December 31, 2006, 2005 and 2004, claims of $48, $0 and $261, respectively, are included in the Company’s costs and estimated earnings in excess of billings on uncompleted contracts on the Combined Balance Sheets.

Profit incentives are included in income when their realization is reasonably assured. The Company recognized profit incentives of $470, $2,598 and $4,708 for the years ended December 31, 2006, 2005 and 2004, respectively.

Selling, general and administrative expenses are charged to expense when incurred. When the Company is directly responsible for subcontractor labor, or third-party materials and equipment, the costs of such items are included in both revenues and costs. On other projects, where the client pays for such items directly and the Company has no associated responsibility for such items, these amounts are not reflected in either revenues or costs. Shipping and handling costs are recorded as a component of cost of sales.

Trade Receivables, Net

Trade receivables, third party are non-interest bearing and are generally with major global oil, gas and petrochemical companies. The Company routinely evaluates its portfolio of third party trade receivables for risk of non-collection and records an allowance for uncollectible receivables to reflect the carrying value of its trade receivables at estimated net realizable value. Such allowances are charged directly against the related project in cost of sales. There is no allowance provided for trade receivables with affiliates.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts arise in the Combined Balance Sheets when revenues have been recognized but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. Also included in costs and estimated earnings in excess of billings on uncompleted contracts are amounts the Company is seeking or will seek to collect from customers or others for errors or changes in contract specifications or design, contract change orders in dispute or unapproved as to scope and price or other customer-related causes of unanticipated additional contract costs (claims and unapproved change orders). Such amounts are recorded at estimated net realizable value when realization is probable and can be reasonably estimated. Claims and unapproved change orders may involve negotiation and, in certain cases, litigation. The Company believes that it has established legal bases for pursuing recovery of its recorded unapproved change orders and claims, and it is the Company’s intention to pursue and litigate such claims, if

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

necessary, until a decision or settlement is reached. Unapproved change orders and claims also involve the use of estimates, and it is reasonably possible that revisions to the estimated recoverable amounts of recorded claims and unapproved change orders may be made in the near term. If the Company does not successfully resolve these matters, a net expense (recorded as a reduction in revenues) may be required, in addition to amounts that have been previously provided for. Claims against the Company are recognized when a loss is considered probable and amounts are reasonably determinable.

Property, Plant and Equipment, Net

Property, plant and equipment is stated at cost, less accumulated depreciation, and is depreciated using the straight-line method over the estimated useful lives of the assets as follows:

•	Office buildings: 30 to 40 years

•	Machinery and equipment and furniture and office equipment: 3 to 15 years

Goodwill and Other Intangible Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), goodwill and intangible assets determined to have an indefinite useful life are not amortized, but instead, are tested for impairment annually or more frequently if impairment indicators arise. A fair value approach is used to identify potential goodwill impairment and, when necessary, measure the amount of impairment. The Company uses a discounted cash flow model to determine the fair value of reporting units, unless there is a readily determinable fair market value.

The cost of acquired identifiable, intangible assets is amortized on a straight-line basis over their estimated useful lives, typically ranging from 5 to 15 years, and is reviewed for impairment in accordance with SFAS No. 144, Impairment of Long Lived Assets.

Capitalized Software Costs

Capitalized costs of software for internal use are accounted for in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and are amortized on a straight-line basis over the estimated useful life of the software, typically ranging from three to five years.

Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

Billings in excess of costs and estimated earnings on uncompleted contracts represent advance billings to clients in excess of costs and earnings.

Derivative Financial Instruments and Hedging Principles

The Company uses derivative financial instruments to manage currency exposures arising from its global operating, financing and investing activities over contract periods from several months to five years. The Company accounts for its derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as subsequently amended. The Company’s policies require that it economically hedge all contracted foreign exposures to the functional currency of the Company entity performing the work.

All derivatives are recognized on the Combined Balance Sheets at their fair value. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of a forecasted transaction to the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow” hedge) or a foreign-currency cash flow hedge (“foreign currency” hedge). The Company

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective hedge, the Company continues to carry the derivative on the Combined Balance Sheets at its fair value, and recognizes subsequent changes in the fair value of the derivative through earnings.

Changes in the fair value of derivatives that are highly effective and that are designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income (loss), until earnings are affected by the variability in cash flows of the designated hedged item. Changes in the fair values of other derivative instruments are reported in earnings.

Fair Value of Financial Instruments

The fair value estimates of financial instruments contained in these Combined Financial Statements are based on relevant market information and information about the financial instruments for the year presented. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings in a particular financial instrument.

Translation of Foreign Currencies and Foreign Exchange Transactions

The functional currency for most of the Company’s operations is the applicable local currency. The translation from the applicable functional currencies into the Company’s reporting currency is performed for balance sheet accounts using exchange rates in effect at the balance sheet date, and for income statement accounts using average rates of exchange prevailing during the year. The resulting translation adjustments are excluded from the determination of earnings and are recognized in accumulated other comprehensive income (loss) until the entity is sold or substantially liquidated.

Foreign currency exchange gains and losses, such as those resulting from foreign currency denominated receivables or payables, are included in the determination of earnings except as they relate to intercompany loans that are equity-like in nature with no reasonable expectation of repayment, which are recognized in accumulated other comprehensive income (loss). Foreign currency exchange transaction losses were $(1,250), $(3,892) and $(1,670) for 2006, 2005 and 2004, respectively, and are included in other income (expense), net.

Related Parties

Transactions with ABB companies that are not entities included within the Combined Financial Statements, are classified as related party transactions and disclosed as such. The Company has no material transactions with other related parties.

Research and Development

Project specific research and development costs are capitalized as project costs, and recognized in cost of sales using the percentage-of-completion method of accounting.

Non-project specific research and development costs were $10,158, $8,956 and $9,489 for the years ended December 31, 2006, 2005 and 2004, respectively. These costs are included in selling, general and administrative expenses as incurred.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Guarantees

All guarantees are accounted for in accordance with SFAS No. 5, Accounting for Contingencies (“SFAS 5”) and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees; including Indirect Guarantees of Indebtedness of Others (“FIN 45”). Provisions are recorded in the Combined Financial Statements at the time it becomes probable the Company will incur losses pursuant to a guarantee.

Guarantees issued or modified after December 31, 2002 are accounted for in accordance with FIN 45. Upon issuance or modification of certain guarantees, a liability, equal to the fair value of the guarantee, is recorded.

Income Taxes

The Company uses the asset and liability method to account for deferred taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. For financial statement purposes, the Company records a deferred tax asset when it determines that it is probable that the deduction will be sustained based upon the deduction’s technical merit. Deferred tax assets are reduced by a valuation allowance to reflect the amount that is more likely than not to be realized.

Generally, deferred taxes are not provided on the unremitted earnings of subsidiaries to the extent it is expected that these earnings are permanently reinvested. Such earnings may become taxable upon the sale or liquidation of these subsidiaries or upon the remittance of dividends. Deferred taxes are provided in situations where the Company’s subsidiaries plan to make future dividend distributions.

The Company operates in numerous tax jurisdictions and, as a result, is regularly subject to audit by tax authorities. The Company provides for tax contingencies on the basis of their technical merits, including relative tax law and Organization for Economic Cooperation and Development (“OECD”) guidelines, as well as on items relating to potential audits by tax authorities based upon its best estimate of the facts and circumstances as of each reporting period. Changes in the facts and circumstances could result in a material change to the tax accruals. The Company provides for contingencies whenever it is deemed probable that a tax asset has been impaired or a tax liability has been incurred for events such as tax claims or changes in tax laws.

The Company’s operations, where appropriate, were included in consolidated income tax returns of ABB entities in each jurisdiction in which the Company operates. The U.S. businesses file as part of a U.S. consolidated federal income tax return with ABB Holdings Inc., the U.S. parent, which is not part of these Combined Financial Statements. In the U.S., separate state and local income tax returns are filed by the separate legal entities. The income tax provision included in the Combined Statements of Operations has been determined as if the Company were a separate taxpayer consistent with the tax sharing arrangements with the respective entity and its parent.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123(R), Share-Based Payment (“SFAS 123R”), which replaces SFAS No. 123, Accounting for Stock-based Compensation, and APB 25, Accounting for Stock Issued to Employees (“APB 25”) and requires the Parent to measure compensation cost for all share-based payments at fair value. On April 14, 2005, the U.S. Securities and Exchange Commission (“SEC”) announced the adoption of a new rule that amended the implementation dates for SFAS 123R. As a result of this announcement, the Parent adopted SFAS 123R as of January 1, 2006. The Parent began recognizing share-based employee compensation cost from January 1, 2006, as if the fair value based accounting method had been used to account for all employee awards granted, modified, or settled after January 1, 2006 and for any awards that were not fully vested as of January 1, 2006. The Company’s

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Combined Financial Statements reflect allocated compensation cost related to certain of its employees on the same basis utilized by the Parent. See further discussion of share based payments in Note 21.

On September 29, 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS 158”). SFAS 158 amends SFAS No. 87, Employers’ Accounting for Pensions, SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions, and SFAS 132(R), Employers’ Disclosures About Pensions and Other Postretirement Benefits, an amendment of FASB Statement Nos. 87, 88 and 106. SFAS 158, which was adopted by the Company effective December 31, 2006, required the Company to recognize the overfunded or underfunded status of its defined benefit postretirement plans (other than for multi-employer plans) as an asset or liability in the Combined Balance Sheets and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income (loss). No restatement of prior years or pro forma disclosure of the effect of the adoption on prior years was required. See Note 20 for further discussion of SFAS 158.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) (an interpretation of FASB Statement No. 109) which is effective for fiscal years beginning after December 15, 2006. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a “more likely than not” threshold measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. If there are changes in net assets as a result of application of FIN 48, these will be accounted for as an adjustment to retained earnings. The new guidance was effective on January 1, 2007 and there was no impact to the income tax related liabilities in the Combined Financial Statements upon adoption on that date.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. The statement provides a single definition for fair value that is to be applied consistently for all accounting applications, and also generally describes and prioritizes according to reliability the methods and inputs used in valuations. SFAS 157 will be effective for the Company on January 1, 2008. The Company is currently evaluating and assessing the impact of adopting SFAS 157 on its Combined Financial Statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets (as well as certain non-financial instruments that are similar to financial instruments) at fair value (the “fair value option”). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, the statement specifies that all subsequent changes in fair value for that instrument shall be reported in earnings. The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating and assessing the impact of adopting SFAS 159 on its Combined Financial Statements.

In June 2006, the FASB ratified Emerging Issues Task Force (“EITF”) Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation) (“EITF 06-3”). EITF 06-3 allows companies to present in their statements of operations any taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions between a seller and a customer, such as sales, use, value-added and some excise taxes, on either a gross (included in revenues and expenses) or a net (excluded from revenues) basis. EITF 06-3 will be effective for the Company in fiscal years beginning after December 15, 2006. The Company presents these transactions on a net basis and intends to continue this presentation in the future; therefore, the adoption of EITF 06-3 will have no impact on its Combined Financial Statements.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

3.	Financial Instruments, Including Derivatives

The Company is party to various financial instruments in the normal course of business. To reduce its own exposure to fluctuations in foreign currency exchange rates, the Company utilizes derivative financial instruments. The following methods and assumptions are used in estimating fair values of these financial instruments.

Cash and Cash Equivalents, Accounts Receivable and Accounts Payable

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the short maturity of these instruments.

Loans Receivable and Other Financing Receivables

The estimated fair value of short term loans approximates carrying value. The estimated fair value of long term loans receivable and other long term financing receivables are calculated by discounting scheduled cash flows through maturity using the estimated market discount rates that reflect the interest rate risk inherent in the loans.

Cost Investments

Cost investments reflect amounts invested in entities associated with current or future projects. Fair value of the Company’s cost investments as of December 31, 2006 is $21,000.

Hedging Activities

To manage its exposure to foreign currency exchange rate fluctuations, the Company enters into foreign exchange forward contracts which hedge certain contract related purchase and sale commitments denominated in foreign currencies. Such instruments are marked to market and are recorded as job costs in cost of sales. Prepaid expenses and other current assets include the fair value of certain outstanding foreign currency forward contracts of $3,212, $2,435 and $7,203 at December 31, 2006, 2005 and 2004, respectively, and accrued expenses and other liabilities as of December 31, 2006, 2005 and 2004 include the fair value of certain foreign currency forward contracts at a fair value of $3,158, $2,656 and $5,125, respectively.

4.	Receivables

As of December 31, 2006, 2005 and 2004, the Company’s receivables consisted of the following:

		December 31
	2006	2005	2004

Trade receivables, third party	$181,602	$169,429	$179,406
Customer retention	17,202	21,867	20,801
Allowance for doubtful accounts, third party	(971)	(1,370)	(2,923)
Trade receivables, ABB	334	512	701

Subtotal	198,167	190,438	197,985
Non-trade receivables, third party	32,886	51,557	84,200
Non-trade receivables, ABB	189,065	80,308	83,380

Subtotal	221,951	131,865	167,580

Total	$420,118	$322,303	$365,565

Non-trade receivables, ABB includes cash on deposit, which bear interest at short term rates, with the ABB Treasury Center of $188,805, $78,494 and $83,380 as of December 31, 2006, 2005 and 2004, respectively.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

5.	Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts represent sales earned and recognized under the percentage-of-completion method. Amounts are expected to be billed and collected within one year of the respective balance sheet date.

As of December 31, 2006, 2005 and 2004, the Company’s costs and estimated earnings in excess of billings on uncompleted contracts consisted of the following:

		December 31
	2006	2005	2004

Costs and estimated earnings in excess of billings on uncompleted contracts, third party	$451,505	$442,128	$447,470
Advance payments received	(78)	(380)	(2,155)
Costs and estimated earnings in excess of billings, ABB	—	111	119

Total	$451,427	$441,859	$445,434

Costs incurred and estimated earnings on uncompleted contracts	$11,513,972	$11,749,337	$12,220,847
Less billings to date	(11,234,829)	(11,416,157)	(11,938,199)

	$279,143	$333,180	$282,648

Included in the accompanying Combined Balance Sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$451,505	$442,239	$447,589
Billings in excess of costs and estimated earnings on uncompleted contracts	(172,362)	(109,059)	(164,941)

	$279,143	$333,180	$282,648

6.	Other Current Assets

Other current assets consist of the following:

		December 31
	2006	2005	2004

Advances to contractors, third party	$3,343	$618	$8,844
Advances to contractors, ABB	—	59	3,098
Prepaid expenses, third party	4,172	6,613	8,331
Prepaid expenses, ABB	576	165	7,892
Derivatives, third party	2,735	2,202	4,163
Derivatives, ABB group	477	233	3,040
Income taxes receivable	3,915	3,792	12,234
Deferred income taxes	4,865	3,696	8,369
Other	58	48	53

	$20,141	$17,426	$56,024

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

7.	Investments

Investments consist of the following:

		December 31
	2006	2005	2004

Investments accounted for by:
Cost method	$9,046	$9,046	$—
Equity method	82,510	70,703	70,475

	$91,556	$79,749	$70,475

Investments accounted for by the cost method reflect ownership interests of less than 20%, primarily Advanced Polypropylene Company. Investment values are adjusted when other than temporary declines in value are determined.

Equity investments consist of the following:

	%		December 31
	Ownership	2006	2005	2004

Catalytic Distillation Technologies (CD Tech)	50.0%	$32,260	$29,854	$27,122
Chevron-Lummus Global LLC (CLG)	50.0%	46,917	37,027	39,168
Other various	Various	3,333	3,822	4,185

		$82,510	$70,703	$70,475

Equity income (losses) consist of:

	Year Ended December 31
	2006	2005	2004

Catalytic Distillation Technologies	$471	$4,706	$4,463
Chevron-Lummus Global LLC	10,945	8,227	5,000
Other various	315	(48)	1,014

	$11,731	$12,885	$10,477

CD Tech

The entity provides license/basic engineering and catalyst supply for catalytic distillation applications, including gasoline desulphurization and alkylation processes.

CLG

The entity provides license/basic engineering services and catalyst supply for deep conversion (e.g., hydrocracking), residual hydroprocessing and lubes processing. The business primarily concentrates on converting/upgrading heavy/sour crude that is produced in the refinery process to more marketable product.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

8.	Property, Plant and Equipment, Net

Property, plant and equipment, net, consists of the following:

		December 31
	2006	2005	2004

Land and buildings	$2,085	$1,897	$2,085
Machinery and equipment and furniture and office equipment	53,518	55,048	59,465
Construction in progress	625	50	440

	56,228	56,995	61,990
Accumulated depreciation	(46,030)	(45,173)	(45,684)

	$10,198	$11,822	$16,306

Depreciation expense for the years ended 2006, 2005 and 2004 was $4,771, $4,517 and $4,936, respectively. Buildings represent the Brno office building in the Czech Republic.

9.	Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2006, 2005 and 2004 are as follows:

Carrying Value

Balance at January 1, 2004	$206,712
Translation differences	9,699

Balance as of December 31, 2004	216,411
Translation differences	(20,119)

Balance as of December 31, 2005	196,292
Additions	1,694
Translation differences	13,409

Balance as of December 31, 2006	$211,395

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

10.	Other Intangible Assets, Net

Other intangible assets, net consists of the following:

		December 31
	2006	2005	2004

Capitalized software:
Gross carrying amount	$16,799	$15,421	$18,498
Accumulated amortization	(15,293)	(11,920)	(8,536)

Net carrying amount	1,506	3,501	9,962

Technology intangible assets:
Gross carrying amount — indefinite life assets	7,753	7,753	7,753
Gross carrying amount — amortized assets	44,096	40,662	45,011
Accumulated amortization	(31,517)	(25,664)	(24,234)

Net carrying amount	20,332	22,751	28,530

Net intangible assets	$21,838	$26,252	$38,492

Technology intangible assets are comprised of:

		December 31
	2006	2005	2004

Patents	$7,342	$7,540	$9,797
Licenses	12,876	15,072	16,831
Other	114	139	1,902

	$20,332	$22,751	$28,530

Amortization of technology intangible assets was $3,732, $3,888 and $4,956 in 2006, 2005 and 2004, respectively. Amortization was accelerated in 2006 by $1,588 on certain technology assets to reflect limited future revenue generating value. Amortization of capitalized software was $2,311, $3,635 and $3,212 in 2006, 2005 and 2004, respectively.

Future amortization expense is estimated to be:

	Other
	Intangible	Capitalized
	Assets	Software

2007	$1,465	$1,506
2008	1,465	—
2009	1,460	—
2010	1,460	—
2011	1,460	—
Thereafter	5,269	—

Total amortization	$12,579	$1,506

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

11.	Other Noncurrent Assets

Other noncurrent assets consists of:

		December 31
	2006	2005	2004

Overfunded/prepaid pension	$2,763	$34,448	$41,658
Notes receivable, third party	3,278	3,143	3,359
Blocked/restricted cash	11,047	5,783	16,434
Deferred compensation trust	245	—	—

	$17,333	$43,374	$61,451

12.	Accounts Payable

Accounts payable consists of the following:

		December 31
	2006	2005	2004

Trade payables, third party	$81,417	$90,486	$134,153
Non-trade payables, third party	10,896	21,647	63,804
Invoices to come (trade), third party	23,114	13,927	85,877

Subtotal	115,427	126,060	283,834
Trade payables, ABB	2,164	1,695	2,060
Non-trade payables, ABB	625	—	414

Subtotal	2,789	1,695	2,474

Total	$118,216	$127,755	$286,308

Accounts payable are recorded when an invoice is received for work performed. Invoices to come are recorded for work performed, but for which no invoices have been received.

13.	Debt

Short-term borrowings consists of the following:

		December 31
	2006	2005	2004

Third party	$128	$17	$8,668

Affiliates:
United States	$534,260	$502,621	$346,174
Other countries	2,130	2,557	10,791

Total	$536,390	$505,178	$356,965

Long-term borrowings consist of the following:
Third party	$140	$8	$14

The Company is financed primarily through short-term borrowings on a revolving basis from ABB regional Treasury Centers. Debt is incurred as a result of working capital needs, project cash shortfalls resulting from the timing of scheduled payments and from costs and cash shortfalls attributed to project delays, penalties and cost overruns. During 2006, as a result of the Plan of Reorganization of ABB Lummus

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Global Inc., the intercompany debt within the U.S. was consolidated into a note and subordinated to the Company’s obligations to the ABB Lummus Global Asbestos PI Trust obligations (see Note 15).

Third party debt, except for a bank loan of $8,656 as of December 31, 2004, which was repaid in 2005, relates to obligations associated with capitalized leases.

Average interest rates for affiliated debt were 5.6% in 2006, 5.0% in 2005 and 5.2% in 2004.

14.	Provisions and Accrued Liabilities

Provisions and accrued liabilities consist of the following:

		December 31
	2006	2005	2004

Loss orders	$38,161	$48,826	$25,630
Warranties and liquidated damages	68,581	9,972	18,782
Work due on completed contracts	9,438	23,290	10,137
Restructuring	6,407	6,317	15,099
Other	31,442	47,927	45,490

	$154,029	$136,332	$115,138

In 2006, the Company recognized $42,300 of liquidated damages on its Rio Polimeros project.

15.	Asbestos Obligations

Lummus had been a co-defendant in a number of lawsuits claiming damages for personal injury resulting from exposure to asbestos. Lummus was included in the initial Pre-Packaged Plan of Reorganization for Combustion Engineering Inc. (“CE”), an affiliate company, which was filed on February 17, 2003. When confirmation of the initial CE Plan was reversed by the Court of Appeals in December 2004, it was determined that Lummus would file its own prepackaged plan of reorganization (the “Lummus Plan”).

The Lummus Plan was filed with the U.S. Bankruptcy Court in Delaware (the “Bankruptcy Court”) on April 21, 2006. On June 29, 2006, the Bankruptcy Court issued its order confirming the Lummus Plan and recommended that the District Court affirm the Bankruptcy Court’s Order. On August 30, 2006, the District Court’s order affirming confirmation of the Lummus Plan became final and the Lummus Plan became effective on August 31, 2006 (the “Lummus Plan Effective Date”).

The Lummus Plan

The negotiations that led to the Lummus Plan were conducted with representatives of asbestos claimants with pending claims against Lummus and an individual selected by Lummus and later appointed by the Bankruptcy Court, to represent the interests of its future asbestos claimants (the “Lummus FCR”).

Under the terms of the Lummus Plan:

•	Lummus executed a 6% interest bearing note in the principal amount of $33,000 (the “Lummus Note”) payable to a trust created under the Lummus Plan (the “Lummus Asbestos PI Trust”). The Lummus Note is secured by a pledge of 51% of the capital stock of Lummus. Payments under the Lummus Note are guaranteed by ABB and ABB Holdings Inc. Until Lummus’ obligations under the Lummus Note are satisfied, pre-Chapter 11 debt obligations between Lummus and other ABB entities are subordinated to the obligations under the ABB Note, and payments from Lummus to other ABB entities are restricted;

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

•	The Lummus Asbestos PI Trust will also be entitled to be paid the first $7,500 in aggregate recoveries from Lummus insurers with the first $5,000 guaranteed. On the Lummus Plan Effective Date $5,000, comprised of $1,640 of insurer funding and $3,360 of Lummus funding, was paid to the Lummus Asbestos PI Trust;

•	A channeling injunction pursuant to Section 524(g) of the U.S. Bankruptcy Code (the “Lummus Channeling Injunction”) was issued pursuant to which all asbestos related claims against Lummus and other ABB entities relating to the operations of Lummus are channeled to the Lummus Asbestos PI Trust; and

•	If ABB entities or Lummus are found by the Bankruptcy Court to have defaulted in their payment obligations under the Lummus Note, the Lummus Asbestos PI Trust may petition the Bankruptcy Court to terminate the Lummus Channeling Injunction and the protections afforded to Lummus and other ABB entities by that injunction.

The effects of the above transactions on the accompanying combined financial statements are as follows:

		December 31
	2006	2005	2004

(Income) expense, net of tax	$(2,373)	$—	$33,000

Cash payments to:
Lummus Asbestos PI Trust	$8,760	$—	$—
Fees and costs	3,384	3,531	131

	$12,144	$3,531	$131

Asbestos obligations:
Current:
Lummus Asbestos PI Trust	$2,300	$—	$—
Other	1,333	43,450	46,981

	$3,633	$43,450	$46,981

Noncurrent:
Lummus Asbestos PI Trust	$25,300	$—	$—

Prior to 2006, asbestos obligations were recorded based on the expected implementation of the initial CE Plan or the modified CE Plan and the Lummus Plan and classified as current liabilities. During 2006, confirmation of the Lummus Plan became final and effective. Asbestos liabilities at December 31, 2006 reflect the terms of the effective plan and are classified as current or noncurrent obligations based on the scheduled payment dates for the related note.

On May 2, 2007, Lummus paid the outstanding balance of the note due to the Lummus Asbestos PI Trust of $27,600 plus accrued but unpaid interest thereon of $1,112. Security under the Lummus Note was released by the Lummus Asbestos PI Trust. Lummus is an obligor under the Combustion Engineering $204,000 Contribution Agreement (the “Contribution Agreement”) and together with other ABB entities, is jointly and severally liable for the payment of the $204,000 owed thereunder. That obligation, generally, will become due upon the earlier of April 21, 2008 or a sale of Lummus or substantially all of its assets.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

16.	Other Current Liabilities

Other current liabilities consist of the following:

		December 31
	2006	2005	2004

Costs on open jobs	$306,762	$259,097	$308,287
Payroll related	47,780	30,754	27,538
Insurance	1,779	1,567	1,369
Deferred income	774	695	4,149
Accrued expenses, ABB	44,944	18,094	24,081
Income taxes due	7,399	7,242	21,816
Deferred taxes	839	1,100	1,883
Pensions and other employee benefits, current	4,221	2,427	3,645
Derivatives	3,159	2,655	5,127
Deferred technology obligation — Novolen	—	—	16,244
Other	30,026	35,238	23,281

Total	$447,683	$358,869	$437,420

Accrued expenses, ABB includes interest on the subordinated note which is restricted as to payment of $26,037 as of December 31, 2006.

17.	Leases

Lease Obligations

The Company’s lease obligations primarily relate to real estate and office equipment. In the normal course of business, management expects most leases to be renewed or replaced by other leases. Rent expense for 2006, 2005 and 2004 was $26,325, $25,547 and $27,313, respectively. Sub-lease income received on leased assets by the Company was $2,532, $4,068 and $3,984 in 2006, 2005 and 2004, respectively.

At December 31, 2006, future net minimum lease payments for leases having initial or remaining noncancelable lease terms in excess of one year consist of the following:

		Sub-Lease
	Rent	Income	Net

2007	$23,868	$(2,541)	$21,327
2008	22,509	(2,776)	19,733
2009	18,492	(2,801)	15,691
2010	8,016	—	8,016
2011 and thereafter	28,881	—	28,881

	$101,766	$(8,118)	$93,648

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

18.	Commitments and Contingencies

Third Party Bank Guarantees, Standby Letters of Credit and Surety Bonds

In the ordinary course of business, the Company enters into various agreements providing financial or performance assurances to clients on behalf of certain unconsolidated partnerships, joint ventures and other jointly executed contracts. These agreements are entered into primarily to support the project execution commitments of these entities. The guarantees have various expiration dates ranging from mechanical completion of the facilities being constructed to a period extending beyond contract completion in certain circumstances. The maximum potential payment amount of an outstanding performance guarantee is the remaining cost of work to be performed by or on behalf of third parties under engineering and construction contracts. Amounts that may be required to be paid in excess of estimated cost to complete contracts in progress are not estimable. For cost reimbursable contracts, amounts that may become payable pursuant to guarantee provisions are normally recoverable from the client for work performed under the contract. For lump sum or fixed price contracts, this amount is the cost to complete the contracted work, less amounts remaining to be billed to the client under the contract. Remaining billable amounts could be greater or less than the cost to complete. In those cases where cost exceeds the remaining amounts payable under the contract, the Company may have recourse to third parties, such as owners, co-venturers, subcontractors or vendors for claims.

Bank guarantees, standby letters of credit and surety bonds are used by the Company primarily as project related bid, performance, advance payment and retention guarantees. In some instances, they are used for tax, customs and other miscellaneous reasons. Based on project contractual requirements, performance guarantees are generally required at or near the start of the project and extend through warranty periods or to final acceptance. Advance payment and retention guarantees are a means of improving cash flow by providing a guarantee for the receipt of cash. Advance payment and retention bonds generally offset each other. With a few exceptions, the guarantees are confirmed and unconditional, which allows the beneficiary to draw against them, with little or no notice and limited recourse, other than the courts after the fact.

The reported amount of the guarantees represents a maximum amount and does not reflect the Company’s expected results. The guarantee values reported typically quantify the maximum contractual loss amount, irrespective of the percentage-of-completion of the projects. In addition, any counter guarantees given by joint venture partners are not netted against the maximum contractual loss amount. Consequently, the underlying commercial exposure could be substantially lower than the reported values. The following table provides quantitative data regarding the Company’s third-party bank guarantees, standby letters of credit and surety bonds.

		December 31
	2006	2005	2004

Bank guarantees	$140,491	$140,810	$192,870
Letters of credit	95,994	85,928	171,802
Surety bonds	2,560	1,560	115

	$239,045	$228,298	$364,787

ABB Affiliate Guarantees

ABB affiliate guarantees are required by clients of the Company who, in support of a specific project, want a degree of assurance or comfort that in the event the Company is unable to perform the work for which it was contracted, they have a mechanism to enforce performance. This is exclusive of, and additional to, any other remedies that might be available under the contract and/or performance provided under the contract. ABB affiliate guarantees generally do not have a specific monetary value. Most ABB affiliate guarantees

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

expire upon the fulfillment of all contractual obligations although some are date specific and generally coincide with the expiration of warranty periods or at final acceptance.

Contract Litigation

The Company is involved in litigation and is contingently liable for commitments and performance guarantees arising in the ordinary course of business. Customers have made claims arising from engineering and construction contracts against the Company, provisions for which are recorded in accordance with SFAS 5. The Company has also raised certain claims against customers for costs incurred in excess of the current contract provisions. In the normal course of business, the Company recorded claims against customers in accordance with the AICPA’s Statement of Position No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type and Contracts.

Liquidated Damages

Many of the Company’s contracts have certain milestone due dates that must be met or the Company may be subject to liquidated damages (“LDs”) if claims are asserted by the customer and the Company is determined to be responsible for the delays. These generally relate to specified activities within a project by a set contractual date or to a certain level of output or throughput of a plant constructed by the Company. Each contract defines the conditions under which a customer may make a claim for LDs.

Contingent Liabilities and Significant Provisions for Contract Losses

The Company and certain of its subsidiaries are involved in litigation in the ordinary course of business. The Company and certain of its subsidiaries are contingently liable for commitments and performance guarantees arising in the ordinary course of business. Clients have made claims arising from engineering and construction contracts against the Company, and the Company has made claims against clients for costs incurred in excess of the current contract provisions. Recognized claims against clients are included in costs and estimated earnings in excess of billings on uncompleted contracts in the accompanying Combined Balance Sheets. Amounts ultimately realized from claims could differ materially from the balances included in the Combined Financial Statements.

Essar

In 1998, the Company entered into an engineering, procurement and project management contract with Essar Oil Ltd. (“Essar”) for a refinery in India with a contract value of $860,000. The project, which was subject to a reimbursable cost agreement, was approximately 60% complete and stalled until December 2004 due to complications encountered by the customer in obtaining additional necessary financing. As of December 31, 2003, the Company wrote off most of its investments in the Essar project. The losses for 2003 and prior years totaled $135,045. In December 2004, the Company sold its receivables and equipment for $74,000 to Simon Carves, Semcorp, of which $50,000 was paid in 2004, $12,000 after novation of open purchase orders in 2005 and the remaining $12,000 in 2006. In the years 2006, 2005 and 2004, profit of $13,242, $12,635 and $52,476, respectively, was recognized.

Lyondell

Lummus B.V. and Lyondell Chemie Nederland B.V. (“Lyondell”) entered into a contract for the engineering, procurement and construction of a styrene monomer/polyoxide plant in the Netherlands. The project experienced severe cost overruns in engineering and construction. As of December 31, 2003, the Company had recognized expected losses of $232,417, excluding $61,000 of potential LDs. In December 2003, the Company started an arbitration process, and filed claims of $26,900 for milestones achieved and $28,900 for earned undisputed incentives. The claims were refused by Lyondell who submitted a counterclaim

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

of $12,800 for incomplete and remedial work and $61,000 of LDs. In December 2006, an agreement on a full and final settlement was reached between the Company and Lyondell, with the exception of one outstanding issue related to excessive noise. As a result of the settlement, the Company recorded additional provisions of $1,975 as of December 31, 2006 and claims and counterclaims were dropped. In 2006, 2005 and 2004, the Company recognized losses of $2,185, $10,663 and $10,541, respectively.

Khuff

The project is for the design, procurement and construction of a new offshore platform complex in Abu Dhabi for Abu Dhabi Marine Operating Company (majority shareholder is Abu Dhabi National Oil Company (“ADNOC”). The project was awarded in July 2000 and was physically completed in 2005. The acceptance certificate, however, has not yet been signed.

The project was executed in partnership with National Petroleum Construction Company, (“NPCC”) which is 70% owned by ADNOC. The Company was responsible for the detailed engineering and NPCC was responsible for the construction in Abu Dhabi. The risks relating to the materials and equipment procurement were equally split between the Company and NPCC.

Certain change orders have not been signed by the client because the customer is waiting for budget approval from their principal shareholder, ADNOC. One unsigned change order relates to commissioning services but also includes the revision of the project schedule and the identification of new milestones. The Company has received $17,000 as an interim settlement relating to commissioning services following a memorandum of understanding, which the customer has not yet signed.

Prior to 2004, the Company incurred losses amounting to $26,361 on the project. In 2004 and 2005, losses totaling $13,926 and $1,492, respectively, were recognized. In 2006, a profit of $1,564 was recognized. As the acceptance certificate and change orders have not been signed by the client, the Company is subject to potential claims of the client. No provision has been made for any such claims, as management does not believe that a loss is probable as of December 31, 2006.

Rio Polimeros

Rio Polimeros S.A. (“Rio Pol”), is a special purpose company formed by Banco National do Desenvolvimento Economico e Social Participacoes S.A. (Equity Investment Arm of Brazilian development bank Banco National do Desenvolvimento Economico e Social (“BNDES”) 16.7%, Suzano Petroquimicas S.A. 33.3%, Uniao de Industrials Petroquimicas 33.3%, and Petroleo Brasileiro S.A. 16.7% to build an ethylene and polyethylene complex in Brazil. The project is being financed by Export Credit Agencies of three countries: United States of America (Export-Import Bank of the United States, Italy (SACE S.p.A.) and Brazil (BNDES).

The project was executed by a joint venture consisting of Lummus and Snamprogetti S.p.A. (“JV”). Each joint venture partner was executing its respective engineering and procurement services portion on a lump sum basis, and the remaining scope on a 50/50 joint venture basis. The cost of equipment and materials is also shared on a 50/50 basis.

Project construction was negatively impacted by cost overruns associated with site conditions and labor issues, resulting in significant delays and late delivery penalties.

The JV filed claims with Rio Pol and Rio Pol filed claims against the JV for LDs and excessive flaring during prolonged start-up. The parties in early 2007 reached agreement on terms of a settlement. The agreement resulted in the Company recording an additional provision of $23,000 as of December 31, 2006 for its share of the settlement cost, bringing the Company’s total loss on the project to $185,249 ($26,435 prior to 2004 and $29,000, $39,100 and $90,714 in 2004, 2005 and 2006, respectively). The settlement agreement is currently being finalized.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

In conjunction with this project, the JV received notice that the Brazilian Department of Foreign Commerce declared that the exemption of import duties on equipment and materials for projects beneficial to the industrialization of the country (Law 8032) was, based in part on the advice of counsel, null and void with retroactive effect. The exposure to the JV is estimated at $100,000, including interest and penalties. The Company’s share is 50%. Management does not believe that the JV will be held liable for the duty and, accordingly, no provision has been recorded.

Westlake

The Westlake refinery project in Louisiana experienced significant manpower shortages and labor cost increases after hurricanes Katrina and Rita in August and September 2005.

Recovery of the higher costs was not possible on this lump sum contract. The project was completed in the second quarter of 2007 with a project loss of $26,419 in 2006. The Company does not expect to incur additional costs on this project. Unapproved change orders for which revenue has not been recognized are currently being negotiated.

Other Project and Order Related Contingencies

Provisions for warranties pursuant to the contract are calculated based on historical claims experience and specific review of certain contracts.

The analysis of provisions for warranties, including guarantees of performance, is as follows:

	December 31
	2006	2005	2004

Balance at beginning of year	$9,972	$18,782	$11,314
Increase (decrease) due to changes in estimates and progress payments	14,947	(3,629)	5,708
Claims paid in cash or in kind	(889)	(1,299)	(631)
Translation adjustments	2,251	(3,882)	2,391

Balance at end of year	$26,281	$9,972	$18,782

Environmental Liabilities

The Company is subject to environmental, legal and regulatory requirements related to its operations worldwide. In addition to the United States federal laws and regulations, states where the Company conducts business may have equivalent laws and regulations by which the Company must also abide. The Company takes an active approach in evaluating and addressing the environmental impact of its operations by assessing and remediating contaminations in order to avoid future liabilities and comply with legal and regulatory requirements. Costs related to these requirements have not been significant. Management does not expect that future costs will have a materially adverse impact on the Company’s Combined Financial Statements.

Future Purchase Commitments

Future purchase commitments relate mainly to purchases from subcontractors and vendors for contracts with customers. Subcontracts and purchase orders are placed to support project specific material or subcontract needs and are not bought for stock or possible future requirements. Each underlying contract has a cancellation clause that requires the customer to reimburse material/subcontract costs incurred but not paid, including cancellation costs plus shutdown costs. The subcontract/vendor agreements have similar terms and conditions. It is unlikely that these costs will be incurred and, if incurred, they will be passed through to the customer. The Company believes the costs of these future obligations are not material.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Other

The Company is a party to various legal proceedings in the ordinary course of business that have not been fully adjudicated. The Company expenses the cost of legal fees related to these proceedings as incurred. It is not possible at this time for the Company to predict, with any degree of consistency, the outcome of such litigation. However, as stated above, management is of the opinion that it is unlikely that any liability to the extent not provided for through insurance or otherwise, would have a material adverse effect in relation to the Combined Financial Statements.

19.	Income Taxes

The Lummus B.V. entities in the Netherlands operate under a fiscal unity arrangement for Dutch corporate tax purposes and file a corporate income tax return as if there is one taxpayer in the Netherlands. The U.S. entities file a consolidated federal income tax return with their U.S. parent company, ABB Holdings Inc. In the United Kingdom, the UK entities file their UK returns utilizing group relief, when available, with ABB Holdings Ltd. and its UK subsidiaries. In all other countries not noted above, the Company’s legal entities file separate income tax returns.

The components of the income tax provision consist of the following:

	Year Ended December 31
	2006	2005	2004

Current:
Non-U.S.	$13,253	$12,421	$25,870

Total current tax provision	13,253	12,421	25,870

Deferred:
Non-U.S.	(8,615)	5,680	977

Total deferred tax (benefit) provision	(8,615)	5,680	977

Provision for income taxes	$4,638	$18,101	$26,847

In 2006, 2005 and 2004, the provision for income taxes differs from the income tax expense computed by applying the U.S. statutory tax rate to pretax book income principally due to the effect of change in the valuation allowance on deferred taxes and foreign tax rates different than the U.S. statutory tax rate. Foreign income taxes primarily consist of withholding taxes principally related to PT contracts.

The principal components of the deferred tax assets are net operating loss carryforwards and accrued liabilities, which are offset by a valuation allowance of $247,697, $270,168 and $269,135 for 2006, 2005 and 2004, respectively. Deferred taxes are not recognized for temporary differences related to investments in foreign subsidiaries that are essentially permanent in duration. Determination of the amount of unrecognized deferred taxes related to these investments is not practicable. The Company has recognized deferred tax assets of $13,955, $10,204 and $10,130 and deferred tax liabilities of $7,250, $13,449 and $6,395 for 2006, 2005 and 2004, respectively.

The U.S. entities and the Dutch entities both maintained valuation allowances on their deferred tax assets until 2006. In 2006, the Dutch entities reversed $5,000 of the valuation allowance. The release in the valuation allowance was the result of the Company’s determination that in accordance with SFAS No. 109, Accounting for Income Taxes, there was sufficient evidence that it is more likely than not that the resulting net deferred tax assets would be realized.

The Dutch fiscal unity has tax loss carryforwards of $367,023. These tax losses will expire if not utilized between 2011 and 2014.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

The German entities have $71,839 in tax loss carryforwards that have no expiration date and can be carried forward indefinitely.

The Brazilian entities have loss carryforwards of $134,735 that have no expiration date and can be carried forward indefinitely.

The U.S. entities have approximately $188,243 in net operating loss carryforwards. The net operating loss carryforwards will expire if not utilized between 2007 and 2026. As of December 31, 2006, the U.S. entities have research and development carryforward credits of $2,958, which will expire between 2007 and 2026.

Utilization of losses in all jurisdictions may be limited by certain items such as local laws, and changes in control of the Company.

United States and foreign earnings before taxes are as follows:

	Year Ended December 31
	2006	2005	2004

United States	$(51,450)	$9,084	$(53,790)
Foreign	(23,885)	14,009	40,647

Total	$(75,335)	$23,093	$(13,143)

20.	Employee Benefit Plans

The Company participates in several pension plans, including defined benefit, defined contribution and termination indemnity plans, in accordance with local regulations and practices. These plans cover the majority of the Company’s employees and provide benefits to employees in the event of death, disability, retirement or termination of employment.

Some of these plans require employees to make contributions and enable employees to earn matching or other contributions from the Company. The funding policy of these plans is consistent with the local government and tax requirements. The Company has several pension plans which are not funded pursuant to local government and tax requirements.

U.S. ABB managed its pension plans on a consolidated basis and separate information for the Company is not readily available. Therefore, the Company’s share of the U.S. ABB employee pension plans’ assets and liabilities is not included in the Combined Balance Sheets. The Combined Statements of Operations include an allocation of the costs of the employee benefit plans. These costs were allocated based on the employee population for each period presented.

For employees principally in Germany and the Netherlands, and for the employees of certain entities in the United Kingdom, the Company also administers single employer defined benefit plans. Such benefit plans provide benefits primarily based on employee’s years of service, age and salary. The cost and obligations from sponsoring defined benefit plans are determined on an actuarial basis using the projected unit credit cost method. This method reflects employees’ projected salaries. The Company has presented the benefit obligation amounts for its single-employer plans as of and for the years ended December 31, 2006, 2005 and 2004 based on the most recent actuarial valuation for the respective fiscal period.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Net periodic benefit cost included in the Combined Statements of Operations is as follows:

	2006	2005	2004

Single employer defined benefit plans	$13,075	$12,807	$13,554
U.S. defined benefit plans allocated expense	5,716	7,166	10,045
Defined contribution plans’ expense	2,520	2,369	2,817
U.S. retiree health care expense	2,472	2,448	5,566

	$23,783	$24,790	$31,982

On December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS 158 for those plans which required the Company to recognize the funded status (the difference between the fair value of plan assets and the projected benefit obligations) of its pension plans and postretirement health care plans in the December 31, 2006 Combined Balance Sheet, with a corresponding adjustment to accumulated other comprehensive income (loss). The adjustment to accumulated other comprehensive income (loss) at adoption represents the net unrecognized actuarial (gains) losses, unrecognized prior service costs (credits), and unrecognized transition obligation remaining from the initial adoption of SFAS 87 and SFAS 106, all of which were previously netted against the plans’ funded status in the Company’s Combined Balance Sheet pursuant to the provisions of SFAS 87 and SFAS 106. These amounts will be subsequently recognized as net periodic cost pursuant to the Company’s historical accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic cost in the same periods will be recognized as a component of accumulated other comprehensive income (loss). Those amounts will be subsequently recognized as a component of net periodic cost on the same basis as the amounts recognized in accumulated other comprehensive income (loss) before adoption of SFAS 158.

The effects of adopting the provisions of SFAS 158 on the Company’s Combined Balance Sheet as of December 31, 2006 are presented in the following table. The adoption of SFAS 158 had no effect on the Company’s Combined Statements of Operations for the years ended December 31, 2006, 2005 and 2004 and it will not affect the Company’s operating results in future periods. Had the Company not been required to adopt SFAS 158 at December 31, 2006, it would have recognized an additional minimum liability pursuant to the provisions of SFAS 87. The effect of recognizing the additional minimum liability is included in the table below in the column labeled “Before Application of SFAS 158.”

	December 31, 2006
	Before		After
	Application	SFAS 158	Application
	of SFAS 158	Adjustments	of SFAS 158

Prepaid/over funded pension	$(37,854)	$35,092	$(2,762)
Accrued/under funded pension liabilities	52,670	5,603	58,273
Other postretirement benefits	10,406	12,641	23,047
Accumulated other comprehensive loss	(9,056)	(53,336)	(62,392)

The Company also has defined contribution plans, a 401(k) retirement savings plan in the U.S., whereby the Company contribution is 50% of the employee contribution up to a maximum of 3% of employee compensation.

In addition, the Company provides healthcare and life insurance benefits for eligible U.S. employees, generally those with ten or more years of service who meet certain minimum age criteria. Significant plan provisions include flexible benefit coverage, retiree contributions and limitations on the Company’s contribution. In general, retiree heath benefits are paid as covered expenses are incurred.

The Company uses a December 31 measurement date for its plans.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Obligations and Funded Status

The following table sets forth the change in benefit obligations, the change in fair value of plan assets and the funded status recognized in the Combined Financial Statements as of December 31, 2006, 2005 and 2004 for the Company’s non-U.S. benefit plans:

	Pension Benefits
	2006	2005	2004

Benefit obligations at the beginning of the year	$346,899	$351,357	$290,228
Service cost	9,159	8,067	8,732
Interest cost	15,503	15,756	15,621
Contributions from plan participants	2,143	2,567	2,835
Benefit payments	(11,618)	(9,848)	(8,554)
Actuarial (gain) loss	(30,859)	37,699	15,439
Plan amendments and other	—	(8,923)	—
Exchange rate differences	39,331	(49,776)	27,056

Benefit obligations at the end of the year	370,558	346,899	351,357

Fair value of plan assets at the beginning of the year	277,935	293,766	244,516
Actual return on plan assets	3,740	22,612	22,032
Contributions from employer	8,822	8,001	9,104
Contributions from plan participants	2,143	2,567	2,835
Benefit payments	(9,828)	(8,194)	(7,270)
Exchange rate differences	32,235	(40,818)	22,549

Fair value of plan assets at the end of the year	315,047	277,934	293,766

Unfunded amount	55,511	68,965	57,591
Unrecognized actuarial loss	—	(68,669)	(53,612)
Unrecognized prior service cost (benefit)	—	1,489	(5,220)

Net amount recognized	$55,511	$1,785	$(1,241)

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

	Other Benefits
	2006	2005	2004

Benefit obligations at the beginning of the year	$24,252	$24,412	$29,998
Service cost	86	96	122
Interest cost	1,276	1,270	1,733
Contributions from plan participants	—	1,367	1,254
Benefit payments	(3,207)	(3,945)	(4,022)
Actuarial loss (gain)	640	3,504	(4,726)
Plan amendments and other	—	(2,452)	53

Benefit obligations at the end of the year	23,047	24,252	24,412

Fair value of plan assets at the beginning of the year	—	—	—
Contributions from employer	2,134	2,578	2,768
Contributions from plan participants	1,073	1,367	1,254
Benefit payments	(3,207)	(3,945)	(4,022)

Fair value of plan assets at the end of the year	—	—	—

Unfunded amount	23,047	24,252	24,412
Unrecognized transition liability	—	(2,497)	(5,529)
Unrecognized actuarial loss	—	(10,614)	(7,612)

Net amount recognized	$23,047	$11,141	$11,271

Amounts recognized in accumulated other comprehensive income (loss) in accordance with SFAS 158 at December 31, 2006 consist of:

	Pension	Other
	Benefits	Benefits
	2006	2006

Transition liability	$—	$(2,140)
Net actuarial loss	(41,937)	(10,501)
Prior service cost	1,242	—

	$(40,695)	$(12,641)

The following amounts have been recognized in the Company’s Combined Balance Sheet at December 31, 2006:

	Pension	Other
	Benefits	Benefits
	2006	2006

Overfunded plans	$2,762	$—
Accrued benefit cost, current	(2,138)	(2,083)
Accrued benefit cost, noncurrent	(56,135)	(20,964)

	$(55,511)	$(23,047)

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

The following amounts have been recognized in the Company’s Combined Balance Sheet at December 31, 2005:

	Pension	Other
	Benefits	Benefits
	2005	2005

Prepaid benefit cost	$34,448	$—
Accrued benefit cost	(45,524)	(11,141)
Minimum pension liability adjustment	9,291	—

Net amount recognized	$(1,785)	$(11,141)

The following amounts have been recognized in the Company’s Combined Balance Sheet at December 31, 2004:

	Pension	Other
	Benefits	Benefits
	2004	2004

Prepaid benefit cost	$41,658	$—
Accrued benefit cost	(45,118)	(11,271)
Minimum pension liability adjustment	4,701	—

Net amount recognized	$1,241	$(11,271)

The projected benefit obligation (“PBO”) and fair value of plan assets for pension plans where PBO exceeds plan assets or where assets are equal to or exceeds PBO were:

	2006
	PBO	Assets	Difference

PBO exceeds assets	$369,312	$312,978	$56,334
Assets exceed PBO	1,246	2,069	(823)

Total	$370,558	$315,047	$55,511

	2005
	PBO	Assets	Difference

PBO exceeds assets	$345,632	$276,086	$69,546
Assets exceed PBO	1,267	1,848	(581)

Total	$346,899	$277,934	$68,965

	2004
	PBO	Assets	Difference

PBO exceeds assets	$350,185	$292,047	$58,138
Assets exceed PBO	1,172	1,719	(547)

Total	$351,357	$293,766	$57,591

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

The accumulated benefit obligation (“ABO”) and fair value of plan assets for pension plans where ABO exceeds plan assets or where assets are equal to or exceed ABO were:

	2006
	ABO	Assets	Difference

ABO exceeds assets	$49,856	$—	$49,856
Assets exceed ABO	287,703	315,047	(27,344)

Total	$337,559	$315,047	$22,512

	2005
	ABO	Assets	Difference

ABO exceeds assets	$45,523	$—	$45,523
Assets exceed ABO	271,901	277,934	(6,033)

Total	$317,424	$277,934	$39,490

	2004
	ABO	Assets	Difference

ABO exceeds assets	$45,119	$—	$45,119
Assets exceed ABO	276,399	293,766	(17,367)

Total	$321,518	$293,766	$27,752

Components of Net Periodic Cost

For the years ended December 31, 2006, 2005 and 2004, net periodic cost consists of the following:

	Pension Benefits
		December 31
	2006	2005	2004

Net periodic pension cost:
Service cost	$9,159	$8,067	$8,732
Interest cost	15,503	15,756	15,621
Expected return on plan assets	(14,246)	(13,922)	(12,689)
Amortization of unrecognized prior service cost	(401)	481	484
Amortization of unrecognized net gain	3,060	1,385	1,406
Other	—	1,040	—

Net periodic pension cost	$13,075	$12,807	$13,554

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

	Other Benefits
		December 31
	2006	2005	2004

Net periodic benefit cost:
Service cost	$86	$96	$122
Interest cost	1,276	1,270	1,733
Amortization of unrecognized prior service cost	357	580	937
Amortization of unrecognized net gain	753	502	757
Other	—	—	2,017

Net periodic benefit cost	$2,472	$2,448	$5,566

For the year ended December 31, 2006, other changes in plan assets and benefit obligations recognized in accumulated other comprehensive income (loss) consist of the following:

	Pension Benefits	Other Benefits
	2006	2006

Net actuarial (gain) loss	$(30,859)	$640
Loss	(10,507)	—
Amortization of transition obligation	—	357
Amortization of prior service benefit	(401)	—
Amortization of actuarial loss	3,060	753

	$(38,707)	$1,750

The estimated transition obligation, prior service credit and net actuarial loss for defined benefit plans that will be amortized from accumulated other comprehensive income (loss) net periodic benefit cost over the next year are:

	Pension	Other
	Benefits	Benefits

Transition obligation	$—	$357
Prior service credit	18	—
Net actuarial loss	1,240	711

	$1,258	$1,068

Assumptions

The following weighted-average assumptions were used to determine benefit obligations at December 31, 2006:

	Pension Benefits
	2006	2005	2004

Discount rate	4.50%	4.25%	5.00%
Rate of compensation increase	4.00%	4.00%	2.50%

	Other Benefits
	2006	2005	2004

Discount rate	5.75%	5.50%	5.75%

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

The following weighted-average assumptions were used to determine net periodic benefit cost for the years ended December 31, 2006, 2005 and 2004:

	Pension Benefits
	2006	2005	2004

Discount rate	4.25%	5.00%	5.50%
Expected long-term rate of return on plan assets	4.75%	5.00%	5.00%
Rate of compensation increase	4.00%	4.00%	2.75%

	Other Benefits
	2006	2005	2004

Discount rate	5.50%	5.75%	6.25%

The expected long-term rate of return on plan assets assumption is derived from the current asset allocation, the current and projected types of investment in each asset’s category and the long-term historical and projected returns for each investment type.

Assumed health care cost trend rates for the next year used to measure the expected cost of benefits covered by the plans are as follows:

	2006	2005	2004

Health care cost trend rate assumed for next year	12.00%	10.38%	11.76%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	6.02%	6.24%
Year that the rate reaches the ultimate trend rate	2014	2013	2013

Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A one percentage point change in assumed health care cost trend rates would have the following effects at December 31, 2006:

	1%	1%
	Point Increase	Point Decrease

Effect on total of service and interest cost	$92	$(81)
Effect on postretirement benefit obligation	1,675	(1,496)

Cash Flows

The Company expects to contribute $9,705 to its pension plan and $2,142 to its postretirement benefit plans in 2007.

The Company’s defined contribution plan expense was $2,520, $2,369 and $2,317 in 2006, 2005 and 2004, respectively.

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Estimated Future Benefit Payments

The following amounts are expected benefit payments to be made under the Company’s pension and other postretirement benefit plans:

	Pension	Benefit	Medicare
	Benefits	Payments	Subsidies

2007	$12,510	$2,362	$(220)
2008	13,844	2,433	(233)
2009	14,111	2,498	(242)
2010	15,303	2,553	(247)
2011	15,795	2,555	(248)
2012-2016	93,450	11,727	(1,136)

Plan Assets

The Company’s pension plan weighted-average asset allocations at December 31, 2006, 2005 and 2004 by asset category are as follows:

				Long Term
	Plan Assets			Target
	2006	2005	2004	Allocation

Asset category:
Equity securities	26%	25%	24%	19	%-27%
Debt securities	71%	72%	74%	69	%-79%
Commodities	3%	3%	2%	0	%-5%
Other	0%	0%	0%	0	%-5%

Total	100%	100%	100%

The pension plan assets are invested in accordance with guidelines established by the Company for the respective plans. The investment allocation strategy is expected to remain consistent with historic averages.

21.	Related Party Transactions

ABB has a management incentive plan under which it offers certain employees of the Company warrant appreciation rights (WARs) for no consideration. Each WAR gives the participant the right to receive, in cash, the market price of a warrant on the date of exercise of the WAR. WARs are non-transferable. Participants may exercise WARs after the vesting period, which is three years from the date of grant. Vesting restrictions can be waived in certain circumstances such as death and disability. All WARs expire six years from the date of grant. During 2006, 2005 and 2004, the Company recognized cost of $634, $507 and $216, respectively, related to this plan. The cost of this incentive program was funded by the Parent and Parent Investment (Deficit) has been increased accordingly. Future operating results may reflect additional charges related to this program.

ABB sponsors an employee share acquisition plan (“ESAP Plan”) under which Company employees may acquire shares (American Depository Shares in the United States) through systematic savings. The ESAP Plan is an employee stock option plan with a savings feature. At the end of the savings period, the employees choose whether to exercise their stock option or have their savings returned with interest. Prior to January 1, 2006, the Company accounted for the ESAP Plan using the intrinsic value method of APB 25. As the option price was equal to the market value at date of grant, the Company did not record compensation expense related to the ESAP Plan. As of January 1, 2006, ABB adopted SFAS No. 123(R) and, accordingly, began

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

recognizing share-based employee compensation cost as if the fair value based accounting method had been used to account for all employee awards granted, modified, or settled after January 1, 2006 and for any awards that were not fully vested as of January 1, 2006. During 2006, the Company recognized $154 of expense related to this plan. As this is an ABB share-based plan, Parent Investment (Deficit) has been increased accordingly.

The Company contracts with ABB and other affiliates for the purchase and sale of products and services in the normal course of business, for investing and financing assistance (see Note 2), and for employee coverage under ABB employee benefit plans (see Note 20). ABB also provides the Company with certain administrative services such as payroll, accounting, legal, tax, human resources, information technology, corporate oversight and telecommunications.

	Year Ended December 31
	2006	2005	2004

Purchases	$2,802	$7,353	$11,964
Revenues	2,882	4,401	9,134
Other general and administrative expenses:
Payroll and benefits	19,469	22,490	29,149
Computer services	1,513	1,758	1,982
Rent	9,923	9,313	9,940
Insurance	1,734	2,042	2,017
Other	11,724	7,015	2,400
Interest expense, net	31,737	25,292	20,260

Most leases from related parties are for the rental of office space and equipment, data processing and other equipment.

22.	Segment, Geographical and Customer Concentration

The Company’s operations consist of two segments (EPC) and Technology (PT). Both segments serve the downstream oil, gas and petrochemical industries through design and supply of production facilities, refineries and petrochemical plants. EPC revenues are generated by providing engineering, procurement and construction services and project management services. PT generates revenues by providing engineering services and technology licensing. Intersegment revenues that have been eliminated in years 2006, 2005 and 2004 were $43,000, $41,000 and $55,000, respectively.

	Year Ended December 31, 2006
	EPC	PT	Total

Revenues third party	$691,886	$293,594	$985,480
Revenues ABB Group	1,947	935	2,882

	$693,833	$294,529	$988,362

Interest (expense) income	$(33,630)	$2,510	$(31,120)
Equity income	314	11,417	11,731
Tax benefit (provision)	2,389	(7,027)	(4,638)
Net (loss) income	(143,218)	63,245	(79,973)
Capital expenditures	1,501	194	1,695
Intangible assets, net	1,341	20,497	21,838
Goodwill	141,434	69,961	211,395

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

	December 31, 2005
	EPC	PT	Total

Revenues third party	$848,315	$235,072	$1,083,387
Revenues ABB Group	2,853	1,548	4,401

	$851,168	$236,620	$1,087,788

Interest expense	$(25,750)	$(787)	$(26,537)
Equity (expense) income	(48)	12,933	12,885
Tax provision	(7,789)	(10,312)	(18,101)
Net (loss) income	(35,865)	40,857	4,992
Capital expenditures	790	328	1,118
Intangible assets, net	3,170	23,082	26,252
Goodwill	133,600	62,692	196,292

	December 31, 2004
	EPC	PT	Total

Revenues third party	$1,076,044	$194,411	$1,270,455
Revenues ABB Group	1,182	7,952	9,134

	$1,077,226	$202,363	$1,279,589

Interest expense	$(17,205)	$(3,297)	$(20,502)
Equity income	1,014	9,463	10,477
Tax provision	(15,235)	(11,612)	(26,847)
Net (loss) income	(60,961)	20,971	(39,990)
Capital expenditures	767	—	767
Intangible assets, net	9,010	29,482	38,492
Goodwill	141,876	74,535	216,411

Revenue from specific customers in excess of 10% of total revenue is as follows:

	Year Ended December 31
	2006	2005	2004

OOO’PO’ Kirishinefteorgeyntez (EP Segment)	27.6%	13.9%	11.4%
Skandinaviska Raffinateri AB (EP Segment)	—	14.4%	10.1%

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

Revenues have been reflected based on the location of the customer.

	Year Ended December 31
	2006	2005	2004

Western Europe	$221,494	$363,654	$335,111
Central and Eastern Europe	293,064	346,029	406,833
North America	111,160	54,144	71,304
South America	10,306	65,771	61,395
Asia-Pacific	185,320	93,772	128,854
South Asia	28,915	33,991	16,761
Middle East and North Africa	133,810	126,824	236,357
South and Subsaharan Africa	4,293	3,603	22,974

	$988,362	$1,087,788	$1,279,589

Property, plant and equipment, net, are shown by location of the assets.

	December 31
	2006	2005	2004

Western Europe	$2,600	$4,396	$7,124
Central and Eastern Europe	2,131	1,476	1,704
North America	4,568	5,417	6,709
South America	165	182	28
Asia-Pacific	656	234	302
Middle East and North Africa	78	117	439

	$10,198	$11,822	$16,306

Goodwill has been reflected based on location.

	December 31
	2006	2005	2004

Western Europe	$129,051	$115,642	$61,225
North America	80,650	80,650	155,186
Middle East	1,694	—	—

	$211,395	$196,292	$216,411

Other intangible assets, net have been reflected based on location.

	December 31
	2006	2005	2004

Western Europe	$12,858	$13,920	$5,169
North America	8,817	12,217	33,208
South Asia	163	115	115

	$21,838	$26,252	$38,492

ABB Lummus Global

Notes to Combined Financial Statements — (Continued)

23.	Employee Incentive Plans

ABB Lummus Global sponsors an employee Long-term Incentive Plan (“LTIP”), effective January 1, 2005 under which certain employees are eligible for cash awards based on certain business performance parameters over a three year period. Earned awards are to be paid after the three year plan cycle is completed. During 2006 and 2005, the Company recognized expense of $3,424 and $377, respectively, related to this plan, which is included in selling, general and administrative expenses.

24.	Minority Interests

	December 31
Minority Interest %	2006	2005	2004

Novolen Holdings Technology CV 18%	$14,377	$14,387	$14,061
Lummus Alireza Limited Company 8%	79	496	519
PIL J.V. 50%	1,126	501	(1,414)

Total	$15,582	$15,384	$13,166

During 2006, the Company increased its ownership in the Lummus Alireza Limited Company from 51% to 92%. During 2005, the Company increased its ownership in Novolen Holdings Technology CV from 80% to 82%.

ABB Lummus Global
Combined Statements of Operations
(Unaudited)

	Nine months ended
	September 30,
	2007	2006

	U.S. $ in thousands

Revenues	$728,527	$729,890
Cost of sales	(570,459)	(637,516)

Gross profit	158,068	92,374

Selling, general and administrative expenses	(80,807)	(74,094)
Depreciation and amortization expense	(4,786)	(6,885)
Earnings of investees accounted for by the equity method	17,877	6,767
Asbestos income	—	1,640
Other income (expense), net	(4,010)	(611)

Income before interest, income taxes and minority interests	86,342	19,191

Interest income	8,427	3,736
Interest expense	(27,253)	(27,971)

Income (loss) before income taxes and minority interests	67,516	(5,044)

Provision for income taxes	(12,426)	(3,736)
Minority interests	(1,260)	(195)

Net income (loss)	53,830	(8,975)

Other comprehensive income:
Foreign currency translation adjustment	20,825	12,778

Comprehensive income	$74,655	$3,803

See accompanying notes to combined financial statements

ABB Lummus Global
Combined Balance Sheet
(Unaudited)

September 30,
2007

(U.S. $ in thousands)

Assets
Cash and cash equivalents	$65,934
Trade receivables, net:
Third party	161,070
Affiliates	317
Accounts receivable, other:
Third party	34,988
Affiliates	271,116
Costs and estimated earnings in excess of billings on uncompleted contracts	450,298

Other current assets	21,457

Total current assets	1,005,180

Investments	97,625
Property, plant and equipment, net	10,060
Goodwill	217,936
Other intangible assets, net	20,901
Deferred tax assets	17,504
Other noncurrent assets	18,876

Total assets	$1,388,082

See accompanying notes to combined financial statements

ABB Lummus Global
Combined Balance Sheet — continued
Unaudited

September 30,
2007

(U.S. $ in thousands)

Liabilities and parent investment (deficit)
Short-term borrowings:
Third party	$200
Affiliates	533,678
Accounts payable:
Third party	137,985
Affiliates	1,125
Billings in excess of costs and estimated earnings on uncompleted contracts	170,862
Provisions and accrued liabilities	85,778
Asbestos obligations	1,154
Costs on open jobs	361,913
Other current liabilities	174,428

Total current liabilities	1,467,123
Long-term borrowings	169
Pensions and other employee benefits	84,630
Deferred tax liabilities	13,839
Other noncurrent liabilities	9,752

Total liabilities	1,575,513

Commitments and contingencies

Minority interests	416

Parent investment (deficit)	(187,847)

Total liabilities and parent investment (deficit)	$1,388,082

See accompanying notes to combined financial statements

ABB Lummus Global
Combined Statements of Cash Flows
(Unaudited)

	Nine months ended
	September 30,
	2007	2006

	(U. S. $ in thousands)

Cash flows from operating activities:
Net income (loss)	$53,830	$(8,975)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,786	6,885
Loss from dispositions	183	70
Deferred income taxes	809	1,357
Asbestos income	—	(1,640)
Earnings of investees accounted for by equity method, net of dividends received	(6,288)	(6,767)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	51,370	(43,423)
Decrease (increase) in costs and estimated earnings in excess of billings	29,684	(8,536)
Increase (decrease) in accounts payable	11,466	(308)
Payments of asbestos liabilities	(27,779)	(12,361)
(Decrease) increase in billings in excess of costs and estimated billings	(8,610)	38,314
Change in other operating assets and increase in other operating liabilities	(20,680)	30,252

Net cash provided by (used in) operating activities	$88,771	$(5,132)

See accompanying notes to combined financial statements

ABB Lummus Global
Combined Statements of Cash Flows — continued
(Unaudited)

	Nine months ended
	September 30,
	2007	2006

	(U.S. $ in thousands)

Cash flows from investing activities:
Purchases of property, plant and equipment	$(2,704)	$(1,190)
Proceeds from sales property, plant and equipment	115	31
Purchase of minority interest	(8,114)	—

Net cash used by investing activities	(10,703)	(1,159)

Cash flows from financing activities:
Net change in debt with affiliates	(2,712)	44,261
Increase in interest bearing receivables from affiliates	(81,434)	(57,300)
Proceeds related to third party debt	101	209
Capital contributions from (dividends to) parent	1,959	677

Net cash used by financing activities	(82,086)	(12,153)

Effect of foreign exchange rate changes on cash and cash equivalents	19,239	10,097

Net increase (decrease) in cash and cash equivalents	15,221	(8,347)
Cash and cash equivalents-beginning of period	50,713	68,284

Cash and cash equivalents-end of period	$65,934	$59,937

See accompanying notes to combined financial statements

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
1. Significant Accounting Policies
Basis of Presentation and Combination
The accompanying interim combined financial statements present the historical financial position, results of operations and cash flows of ABB Lummus Global as conducted by ABB Lummus Global Inc. (“Lummus”) and ABB Oil & Gas Europe B.V. (“Lummus B.V.”) and their respective subsidiaries (the “Company”) which both are indirectly owned by ABB Ltd. (“ABB” or the “Parent”). The Company’s operations include on/near shore engineering, procurement, construction and technology operations and are part of ABB’s Oil, Gas and Petrochemical business (“OGP”). All material intercompany accounts and transactions have been eliminated in combination.
The accompanying interim combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), consistent in all material respects with those applied in the Company’s annual financial statements for the year ended December 31, 2006. Interim financial reporting does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The interim financial information is unaudited, but reflects all adjustments (consisting of normal, recurring adjustments) that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. The financial information included herein should be read in conjunction with the financial statements and notes in the Company’s annual financial statements for the year ended December 31, 2006.
On August 27, 2007, ABB entered into a definitive agreement with a third party to sell the Company. The sale is expected to close in the fourth quarter of 2007.
Revenue Recognition, Contract Accounting and Provision for Losses
The Company recognizes engineering and construction contract revenues using the percentage-of-completion method. The Company principally uses the cost-to-cost method to measure progress towards completion on contracts. Long term contracts typically extend over a period of several months to 5 years.
Contract costs include all direct material and labor costs and those indirect costs related to contract performance, including estimates for performance risks and warranties. Certain contracts occasionally allow customers to withhold a certain portion of the contract price until

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
specific performance requirements are met. Management expects that the majority of the related contracts will be completed and all of the billed amounts retained by the customer will be collected within one year of the balance sheet date.
Provisions for warranties are based on specific project evaluations. Anticipated project warranty costs are recognized in cost of sales in proportion to revenue recognized on the related contracts.
Bid costs are typically expensed, unless the costs are directly associated with a contract and have a future benefit, in which case they are capitalized as a cost of the contract when it is awarded.
Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. The Company recognized provisions for loss orders in cost of sales for the nine months ended September 30, 2007 and 2006 in the amounts of $1,127 and $49,388, respectively.
Amounts in excess of the agreed contract price, including pending change orders and claims, are included in revenue only if it is probable that the change order or claim will result in additional contract revenue and the amount can be reliably estimated. As of September 30, 2007 and 2006, change orders in excess of the agreed contract price of $561 and $0, respectively, are included in the Company’s costs and estimated earnings in excess of billings on uncompleted contracts in the combined balance sheets. In addition, as of September 30, 2007 and 2006, claims of $978 and $2,698, respectively, are included in the Company’s costs and estimated earnings in excess of billings on uncompleted contracts in the combined balance sheet.
Profit incentives are included in income when their realization is reasonably assured. The Company recognized $559 and $0 in profit incentives for the nine months ended September 30, 2007 and 2006, respectively.
Selling, general and administrative expenses are charged to expense when incurred.

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
Translation of Foreign Currencies and Foreign Exchange Transactions
The functional currency for most of the Company’s foreign operations is the applicable local currency. The translation from the applicable functional currencies into the Company’s reporting currency (U.S. Dollars) is performed for balance sheet accounts using exchange rates in effect at the balance sheet date, and for income statement accounts using average rates of exchange prevailing during the period. The resulting translation adjustments are excluded from the determination of earnings and are recognized in accumulated other comprehensive income (loss) until the foreign entity is sold or substantially liquidated.
Foreign currency exchange gains and losses, such as those resulting from foreign currency denominated receivables or payables, are included in the determination of earnings except as they relate to intercompany loans that are permanently invested, which are recognized in accumulated other comprehensive income (loss). Foreign currency exchange transaction (losses) gains were $(2,565) and $88 for the nine months ended September 30, 2007 and 2006, respectively, and are included in other income (expense), net in the accompanying interim combined statements of operations.
New Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. The statement provides a single definition for fair value that is to be applied consistently for all accounting applications, and also generally describes and prioritizes according to reliability the methods and inputs to be used in valuations. SFAS 157 will be effective for the Company on January 1, 2008. The Company is currently evaluating and assessing the impact of adopting SFAS 157 on its combined financial statements.
In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets (as well as certain non-financial instruments that are similar to financial instruments) at fair value (the “fair value option”). The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, SFAS 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings. SFAS 159 will be effective for the Company on

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
January 1, 2008. The Company is currently evaluating and assessing the impact of adopting SFAS 159 on its combined financial statements.
2. Asbestos Obligations
Lummus had been a co-defendant in a number of lawsuits claiming damages for personal injury resulting from exposure to asbestos. Lummus was included in the initial Pre-Packaged Plan of Reorganization for Combustion Engineering Inc. (“CE Plan”), an affiliate company, which was filed on February 17, 2003. When confirmation of the initial CE Plan was reversed by the Court of Appeals in December 2004, it was determined that Lummus would file its own prepackaged plan of reorganization (the “Lummus Plan”).
The Lummus Plan was filed with the U.S. Bankruptcy Court in Delaware (the “Bankruptcy Court”) on April 21, 2006. On June 29, 2006, the Bankruptcy Court issued its order confirming the Lummus Plan and recommended that the District Court affirm the Bankruptcy Court’s Order. On August 30, 2006, the District Court’s order affirming confirmation of the Lummus Plan became final, and the Lummus Plan became effective on August 31, 2006 (the “Lummus Plan Effective Date”).
The Lummus Plan
The negotiations that led to the Lummus Plan were conducted with representatives of asbestos claimants with pending claims against Lummus and an individual selected by Lummus, and later appointed by the Bankruptcy Court, to represent the interests of its future asbestos claimants (the “Lummus FCR”).
Under the terms of the Lummus Plan:
•	Lummus executed a 6% interest bearing note in the principal amount of $33,000 (the “Lummus Note”) payable to a trust created under the Lummus Plan (the “Lummus Asbestos PI Trust”). The Lummus Note is secured by a pledge of 51% of the capital stock of Lummus. Payments under the Lummus Note are guaranteed by ABB and ABB Holdings Inc. Until Lummus’ obligations under the Lummus Note are satisfied, pre-Chapter 11 debt obligations between Lummus and other ABB entities are subordinated to the obligations under the ABB Note, and payments from Lummus to other ABB entities are restricted;

•	The Lummus Asbestos PI Trust will also be entitled to be paid the first $7,500 in aggregate recoveries from Lummus insurers with the first $5,000 guaranteed. On the

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
Lummus Plan Effective Date, $5,000, comprised of $1,640 of insurer funding and $3,360 of Lummus funding, was paid to the Lummus Asbestos PI Trust;

•	A channeling injunction pursuant to Section 524(g) of the U.S. Bankruptcy Code (the “Lummus Channeling Injunction”) was issued pursuant to which all asbestos related claims against Lummus and other ABB entities relating to the operations of Lummus are channeled to the Lummus Asbestos PI Trust; and

•	If ABB entities or Lummus are found by the Bankruptcy Court to have defaulted in their payment obligations under the Lummus Note, the Lummus Asbestos PI Trust may petition the Bankruptcy Court to terminate the Lummus Channeling Injunction and the protections afforded to Lummus and other ABB entities by that injunction.
The effects of the above transactions on the accompanying combined financial statements are as follows:

Nine months
ended
September 30,
2007

Cash payments to:
Lummus Asbestos PI Trust	$27,600
Fees and costs	179

$27,779

Asbestos obligations:
Other	1,154

$1,154

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
On May 2, 2007, Lummus paid the outstanding balance of the note due to the Lummus Asbestos PI Trust of $27,600 plus accrued but unpaid interest thereon of $1,112. Security under the Lummus Note was released by the Lummus Asbestos PI Trust. Lummus is an obligor under the Combustion Engineering $204,000 Contribution Agreement (the “Contribution Agreement”) and, together with other ABB entities, is jointly and severally liable for the payment of the $204,000 owed thereunder. That obligation, generally, will become due upon the earlier of April 21, 2008 or a sale of Lummus or substantially all of its assets.
3. Commitments and Contingencies
Guarantees
All guarantees are accounted for in accordance with SFAS No. 5, Accounting for Contingencies (“SFAS 5”) and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees; including Indirect Guarantees of Indebtedness of Others (“FIN 45”). Provisions are recognized in the combined financial statements at the time it becomes probable the Company will incur losses pursuant to a guarantee.
Guarantees issued or modified after December 31, 2002 are accounted for in accordance with FIN 45. Upon issuance or modification of certain guarantees, a liability equal to the fair value of the guarantee is recorded.
Third Party Bank Guarantees, Standby Letters of Credit and Surety Bonds
In the ordinary course of business, the Company enters into various agreements providing financial or performance assurances to clients on behalf of certain unconsolidated partnerships, joint ventures and other jointly executed contracts. These agreements are entered into primarily to support the project execution commitments of these entities. The guarantees have various expiration dates ranging from mechanical completion of the facilities being constructed to a period extending beyond contract completion in certain circumstances. The maximum potential payment amount of an outstanding performance guarantee generally is the remaining cost of work to be performed by or on behalf of third parties under engineering and construction contracts. Amounts that may be required to be paid in excess of estimated cost to complete contracts in progress are not estimable. For cost reimbursable contracts, amounts that may become payable pursuant to guarantee provisions are normally recoverable from the client for work performed under the contract. For lump sum or fixed price contracts, this amount is the cost

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
to complete the contracted work, less amounts remaining to be billed to the client under the contract. Remaining billable amounts could be greater or less than the cost to complete. In those cases where cost exceeds the remaining amounts payable under the contract, the Company may have recourse to third parties, such as owners, co-venturers, subcontractors or vendors for claims.
Bank guarantees, standby letters of credit and surety bonds are used by the Company primarily as project related bid, performance, advance payment and retention guarantees. In some instances, they are used for tax, customs and other miscellaneous reasons. Based on project contractual requirements, performance guarantees are generally required at or near the start of the project and extend through warranty periods or to final acceptance. Advance payment and retention guarantees are a means of improving cash flow by providing a guarantee for the receipt of cash. Advance payment and retention bonds generally offset each other. With a few exceptions, the guarantees are confirmed and unconditional, which allows the beneficiary to draw against them, with little or no notice and limited recourse, other than to the courts after the fact.
The following table provides quantitative data regarding the Company’s third-party bank guarantees, standby letters of credit and surety bonds as of September 30, 2007. The reported amount of the guarantees represents a maximum amount and does not reflect the Company’s expected results. The guarantee values reported typically quantify the maximum contractual loss amount, irrespective of the percentage-of-completion of the projects. In addition, any counter guarantees given by joint venture partners are not netted against the maximum contractual loss amount. Consequently, the underlying commercial exposure could be substantially lower than the reported values.

Bank guarantees	$175,201
Letters of credit	28,823
Surety bonds	14,907

$218,931

ABB Affiliate Guarantees
ABB affiliate guarantees are required by clients of the Company who, in support of a specific project, want a degree of assurance that in the event the Company is unable to perform the work for which it was contracted, they have a mechanism to enforce performance. This is exclusive of, and additional to, any other remedies that might be available under the contract and/or performance provided under the contract. ABB affiliate guarantees generally do not have a

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
specific monetary value. Most ABB affiliate guarantees expire upon the fulfillment of all contractual obligations although some are date specific and generally coincide with the expiration of warranty periods or at final acceptance.
Contract Litigation
The Company is involved in litigation and is contingently liable for commitments and performance guarantees arising in the ordinary course of business. Customers have made claims arising from engineering and construction contracts against the Company, provisions for which are recognized in accordance with SFAS 5. The Company also has certain claims against customers for costs incurred in excess of the current contract provisions. In the normal course of business, the Company records claims against customers in accordance with the AICPA’s Statement of Position No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type and Contracts.
Liquidated Damages
Many of the Company’s contracts have milestone due dates that must be met or the Company may be subject to liquidated damages (“LDs”) if claims are asserted by the customer and the Company is determined to be responsible for the delays. These generally relate to specified activities within a project by a set contractual date or to a certain level of output or throughput of a plant constructed by the Company. Each contract defines the conditions under which a customer may make a claim for LDs.
Contingent Liabilities and Significant Provisions for Contract Losses
The Company and certain of its subsidiaries are involved in litigation in the ordinary course of business. The Company and certain of its subsidiaries are contingently liable for commitments and performance guarantees arising in the ordinary course of business. Clients have made claims arising from engineering and construction contracts against the Company, and the Company has made claims against clients for costs incurred in excess of the current contract provisions. Recognized claims against clients are included in costs and estimated earnings in excess of billings on uncompleted contracts in the accompanying combined balance sheet. Amounts ultimately realized from claims could differ materially from the balances included in the combined financial statements.

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
Khuff
The project is for the design, procurement and construction of a new offshore platform complex in Abu Dhabi for Abu Dhabi Marine Operating Company (majority shareholder is Abu Dhabi National Oil Company (“ADNOC”). The project was awarded in July 2000, and was physically completed in 2005. The acceptance certificate, however, has not yet been signed.
The project was executed in partnership with National Petroleum Construction Company, (“NPCC”) which is 70% owned by ADNOC. The Company was responsible for the detailed engineering, and NPCC was responsible for the construction in Abu Dhabi. The risks relating to the materials and equipment procurement were equally split between the Company and NPCC.
Certain change orders have not been signed by the client because the client is waiting for budget approval from its principal shareholder, ADNOC. One unsigned change order relates to commissioning services but also includes the revision of the project schedule and the identification of new milestones. The Company has received $17,000 as an interim payment relating to commissioning services following a memorandum of understanding, which the customer has not yet signed.
For the nine months ended September 30, 2006, profit of $1,564 was recognized. As the acceptance certificate and change orders have not been signed by the client, the Company is subject to potential claims by the client. No provision has been made for any such claims, as management believes they would be without merit and that a loss is not probable as of September 30, 2007.
Rio Polimeros
Rio Polimeros S.A. (“Rio Pol”) is a special purpose company formed by Banco National do Desenvolvimento Economico e Social Participacoes S.A. (the equity investment arm of Brazilian development bank Banco National do Desenvolvimento Economico e Social (“BNDES”), 16.7%, Suzano Petroquimicas S.A., 33.3%, Uniao de Industrials Petroquimicas, 33.3%, and Petroleo Brasileiro S.A., 16.7%, to build an ethylene and polyethylene complex in Brazil. The project is being financed by export credit agencies of three countries: United States of America (Export-Import Bank of the United States, Italy (SACE S.p.A.) and Brazil (BNDES).
The project was executed by a joint venture consisting of Lummus and Snamprogetti S.p.A. (“JV”). Each joint venture partner executed its respective engineering and procurement services

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
portion of the project on a lump sum basis, and the remaining scope on a 50/50 joint venture basis. The cost of equipment and materials was shared on a 50/50 basis.
Project construction was negatively impacted by cost overruns associated with site conditions and labor issues, resulting in significant delays and late delivery penalties.
The JV filed claims against Rio Pol and Rio Pol filed claims against the JV for LDs and excessive flaring during prolonged start-up. The parties in early 2007 reached agreement on terms of a settlement. The agreement resulted in the Company recognized an additional provision of $23,000 as of December 31, 2006 for its share of the settlement cost. The settlement agreement was finalized in July 2007.
In conjunction with this project, the JV received notice that the Brazilian Department of Foreign Commerce declared that the exemption of import duties on equipment and materials for projects beneficial to the industrialization of the country (Law 8032) was, based in part on the advice of counsel, null and void with retroactive effect. The exposure to the JV is estimated at $100,000, including interest and penalties. The Company’s share is 50%. Management does not believe that the JV will be held liable for the duty and, accordingly, no provision for this issue has been recognized.
Westlake
The Westlake refinery project in Louisiana experienced significant manpower shortages and labor cost increases after hurricanes Katrina and Rita in August and September 2005.
Recovery of the higher costs was not possible on this lump sum contract. The project was completed in the second quarter of 2007 with a project loss of $26,419 recognized in 2006. On September 6, 2007, a settlement agreement was reached with Performance Contractors, Inc., the original construction subcontractor. As a result of the settlement, the Company recognized $3,200 as an additional expense in the period ended September 30, 2007. Unapproved change orders for which revenue has not been recognized are currently being negotiated.
Other Project and Order Related Contingencies
Provisions for warranties pursuant to contracts are calculated based on historical claims experience and specific reviews of certain contracts.

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)

Balance at December 31, 2006	$26,281
Increase (decrease) due to changes in estimates and progress payments	(2,201)
Claims paid in cash or kind	(4,700)
Translation adjustments	889

Balance at September 30, 2007	$20,269

Environmental Liabilities
The Company is subject to environmental, legal and regulatory requirements related to its operations worldwide. In addition to the United States federal laws and regulations, states where the Company conducts business may have equivalent laws and regulations by which the Company must also abide. The Company takes an active approach in evaluating and addressing the environmental impact of its operations by assessing and remediating contaminations in order to avoid future liabilities and comply with legal and regulatory requirements. Costs related to these requirements have not been significant. Management does not expect that future costs will have a materially adverse impact on the company’s combined financial statements.
Future Purchase Commitments
Future purchase commitments relate mainly to purchases from subcontractors and vendors for contracts with customers. Subcontracts and purchase orders are placed to support project specific material or subcontract needs and are not bought for stock or possible future requirements. Each underlying contract has a cancellation clause that requires the customer to reimburse material/subcontract costs incurred but not paid, including cancellation costs plus shutdown costs. The subcontract/vendor agreements have similar terms and conditions. It is unlikely that these costs will be incurred and, if incurred, they will be passed through to the customer. The Company believes the costs of these future obligations are not material.
Other
The Company is a party to various legal proceedings in the ordinary course of business that have not been fully adjudicated. The Company expenses the cost of legal fees related to these proceedings as incurred. It is not possible at this time for the Company to predict the outcome of such litigation. However, management is of the opinion that it is unlikely that any liability to the extent not provided for through insurance or otherwise, would have a material adverse effect on the combined financial statements.

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
4. Income Taxes
The Company recognized an income tax provision of $12,426 and $3,736 for the nine months ended September 30, 2007 and 2006, respectively. The difference between the U.S. statutory tax rate and the estimated effective tax rate in 2007 and 2006 was primarily related to the change in the valuation allowance on deferred taxes and foreign tax rates different than the U.S. statutory tax rate.
In 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN 48”). FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.
The Company adopted the provisions of FIN 48 effective January 1, 2007, and there was no impact on the Company‘s combined financial statements.
The principal components of the deferred tax assets are net operating loss carryforwards and accrued liabilities.
The Company’s U.S. and The Netherlands entities both maintained valuation allowances on their deferred tax assets.

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
Tax years subject to audit are:

USA	2004 - present
Germany	2002 - present
Netherlands	1999 - present
The U.S. net operating loss carried forward is subject to examination until the three years after its utilization against taxable income. Utilization of tax losses in all jurisdictions may be limited under local tax laws.
The Netherlands fiscal unity has tax loss carry forwards of approximately $280,000. These tax losses will expire if not utilized between 2011 and 2014.
The German entities have approximately $66,000 in tax loss carry forwards that have no expiration and can be carried forward indefinitely.
The U.S. entities have approximately $329,000 in net operating loss carry forwards. The net operating loss carry forwards will expire if not utilized between 2007 and 2026. As of December 31, 2006, the U.S. entities have research and development carry forward credits of $2,900, which will expire between 2007 and 2026.
During the nine months ended September 30, 2007, the Company recorded approximately $140,000 of additional U.S. net operating losses primarily related to a worthless stock deduction associated with its Brazilian entity.

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
5. Employee Benefit Plans
The following table provides contribution information for our defined benefit plans as of September 30, 2007:

		Other
	Defined	Postretirement
	Benefit Plans	Benefits
Contributions made through September 30, 2007	$8,569	$1,628
Remaining contributions expected for 2007	1,892	543

Total contributions expected for 2007	$10,461	$2,171

Components of Net Periodic Benefit Cost

	Defined		Other Postretirement
	Benefit Plans		Benefit
Nine months ended September 30	2007	2006	2007	2006
Service cost	$5,567	$7,450	$57	$64
Interest cost	12,505	12,460	963	957
Expected return on plan assets	(11,535)	(12,080)	—	—
Amortization of prior service cost	12	(341)	267	267
Recognized net actuarial loss	849	2,394	636	566

Net periodic benefit cost	$7,398	$9,883	$1,923	$1,854

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
6. Segment, Geographical and Customer Concentration
The Company’s operations consist of two segments, Engineering, Procurement and Construction (EPC) and Process Technology (PT). Both segments serve the downstream oil, gas and petrochemical industries through design and supply of production facilities, refineries and petrochemical plants. EPC revenues are generated by providing engineering, procurement and construction services and project management services. PT generates revenues by providing engineering services and technology licensing.
Intersegment revenues that have been eliminated for the nine months ended September 30, 2007 and 2006 were approximately $20,692 and $ 30,141, respectively.

	Nine months ended September 30, 2007
	EPC	PT	Total

Revenues — third party	$435,967	$290,794	$726,761
Revenues — ABB Group	1,598	168	1,766

	$437,565	$290,962	$728,527

Net income (loss)	$(15,018)	$68,848	$53,830

Total Assets	$875,629	$512,453	$1,388,082

	Nine months ended September 30, 2006
	EPC	PT	Total

Revenues — third party	$545,551	$182,167	$727,718
Revenues — ABB Group	1,472	700	2,172

	$547,023	$182,867	$729,890

Net income (loss)	$(55,670)	$46,695	$(8,975)

ABB Lummus Global
Notes to Combined Financial Statements
Unaudited
(U.S. $ In Thousands)
7. Minority Interests

	Novolen	Lummus
	Technology	Alireza	PIL
	Holdings CV	Limited Co	JV	Total

December 31, 2006	$14,377	$79	$1,126	$15,582

Earnings	1,009	—	251	1,260
Distributions	—	—	(1,000)	(1,000)
Purchase of Minority Interest	(15,386)	(40)	—	(15,426)

September 30, 2007	$0	$39	$377	$416

Minority Interest %	—	4%	50%
On May 16, 2007, the Company agreed to acquire the remaining interest in Novolen Technology Holdings CV (Novolen) from Equistar Polypropylene LLC, which represented an incremental 17.73% interest in Novolen, for $15,386. The purchase price was $8,114 in cash plus novation of a note obligation from Equistar to ABB Oil and Gas Europe BV in the amount of $3,507. The difference between the purchase price and the carrying value of the increased interest in Novolen was recorded as a reduction of goodwill. Equistar made a strategic decision to exit the polypropylene business as it did not want to participate in the relocation of Novolen to Germany. Novolen financial results are fully combined into the results of the interim financial statements of ABB Lummus Global for all periods presented.